Exhibit 2.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

25 June 2026

RECOMMENDED CASH ACQUISITION

OF

ADVANCED MEDICAL SOLUTIONS GROUP PLC

BY

H.B. FULLER MEDICAL ADHESIVE TECHNOLOGIES INC.,

A WHOLLY-OWNED SUBSIDIARY OF H.B. FULLER COMPANY

to be effected by means of a scheme of arrangement
under Part 26 of the Companies Act 2006

1.	Summary

Further to the announcement made by Advanced Medical Solutions Group plc ("AMS") on 21 May 2026 regarding a possible cash offer for the entire issued and to be issued share capital of AMS, the boards of directors of H.B. Fuller Company ("H.B. Fuller") and AMS are pleased to announce that they have reached agreement on the terms of a recommended cash acquisition of the entire issued and to be issued ordinary share capital of AMS by H.B. Fuller Medical Adhesive Technologies Inc. ("Bidco"), a wholly-owned subsidiary of H.B. Fuller .

2.	Terms of the Acquisition

Under the terms of the Acquisition, AMS Shareholders will be entitled to receive:

285 pence in cash for each AMS Share

The Acquisition Price values the entire issued and to be issued ordinary share capital of AMS at approximately £659 million and implies an enterprise value of approximately £715 million.

The Acquisition Price represents a premium of approximately:

(a)	34.8 per cent. to the Closing Price of 212 pence per AMS Share on 20 May 2026 (being the last Business Day prior to the commencement of the Offer Period);

(b)	38.7 per cent. to the undisturbed volume-weighted average price of 205 pence per AMS Share for the three-month period ended on the Undisturbed Date; and

(c)	24.5 per cent. to the highest Closing Price of 229 pence per AMS Share for the twelve-month period ended on the Undisturbed Date.

The Acquisition is intended to be effected by means of a scheme of arrangement under Part 26 of the 2006 Act or, if Bidco elects, with the consent of the Panel and subject to the terms of the Co-operation Agreement, by way of a Takeover Offer.

3.	Key highlights of the Acquisition for H.B. Fuller

The Acquisition will result in the following:

(a)

Larger TAM: AMS brings a portfolio of differentiated surgical adhesive technologies in a market benefitting from durable growth tailwinds. The Acquisition will extend H.B. Fuller’s capabilities across tissue bonding adhesives, tapes and dressings, and formulated biosurgicals. By adding these solutions to H.B. Fuller’s current portfolio, H.B. Fuller's TAM is expected to increase by $15 billion to $95 billion.

(b)

Expanded commercial footprint: AMS’ large, dedicated pan-European salesforce across core healthcare markets, hospital systems, and specialty distributors is expected to facilitate immediate cross-selling opportunities for H.B. Fuller’s current portfolio. In turn, AMS will leverage H.B. Fuller’s significant U.S. infrastructure, pairing it with AMS’ distribution network of market leaders to accelerate U.S. penetration.

(c)

Enhanced R&D, manufacturing, and regulatory capabilities: AMS’ dedicated R&D team consists of more than 75 individuals with a proven track record of successful product launches. The Combined Group's operations will also benefit from combining H.B. Fuller’s world-class medical facilities in the U.S. and Italy with AMS’ world-class manufacturing bases in the UK, Germany, France, the Netherlands, Thailand and India. Additionally, AMS’ deep expertise in medical device regulatory pathways is expected to fast-track H.B. Fuller’s expansion across the healthcare market, while reducing execution risk.

(d)

Significant synergies: H.B. Fuller expects to capture approximately $55 million (including roughly $20 million in commercial synergies and $35 million in cost synergies) or approximately £41 million in combined run-rate revenue and cost synergies by 2031, including the elimination of public company costs, rationalisation of certain overlapping expenses and sourcing savings. H.B. Fuller expects to achieve more than 50 per cent. of these synergies by 2028, with full run-rate cost synergies expected by 2030.

(e)

Accelerated path to structurally higher growth and margins: H.B. Fuller has established a long-term target to achieve 5 per cent. annual constant currency revenue growth and greater than 20 per cent. EBITDA margins. AMS is expected to increase H.B. Fuller’s annual revenue by approximately $300 million, while driving positive mix shift, creating significant revenue growth and EBITDA compounding opportunities. The Acquisition is expected to add approximately 100 basis points to consolidated EBITDA margin within 24 months.

(f)

Additional reporting transparency: the Acquisition will establish a new global business unit for financial reporting purposes. This segment will immediately account for approximately 10 per cent. of the Combined Group's revenues and EBITDA.

(g)

Foundation of successful M&A integration: H.B. Fuller has a consistent track record of M&A driven shareholder value creation. Since 2023, H.B. Fuller has continued its expansion into attractive growth verticals by acquiring and integrating 11 companies. By the end of 2025, H.B. Fuller increased EBITDA by 55 per cent. and EBITDA margins by over 1,000 basis points across this portfolio of acquired businesses. H.B. Fuller also has a highly successful track record of deleveraging following portfolio enhancing transactions.

4.	AMS Directors’ recommendation

The AMS Directors, who have been so advised by Evercore and Investec as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the AMS Directors, Evercore and Investec have taken into account the commercial assessments of the AMS Directors. Evercore and Investec are providing independent financial advice to the AMS Directors for the purposes of Rule 3 of the Takeover Code.

Accordingly, the AMS Directors intend unanimously to recommend that AMS Shareholders vote in favour of the resolutions relating to the Acquisition at the Meetings (or, in the event that the Acquisition is implemented by a Takeover Offer, to accept or procure acceptance of such offer) as the AMS Directors have irrevocably undertaken to do in respect of their own beneficial holdings of AMS Shares totalling 745,766 AMS Shares (representing approximately 0.34 per cent. of existing issued ordinary share capital of AMS). Further details of these irrevocable undertakings are set out below and in Appendix 3 to this announcement.

5.	Irrevocable undertakings

Bidco has received irrevocable undertakings from each of the AMS Directors who are interested in AMS Shares to vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting in respect of a total of 745,766 AMS Shares, representing, in aggregate, approximately 0.34 per cent. of the ordinary share capital of AMS in issue on the Latest Practicable Date. Further details of these irrevocable undertakings are set out in Appendix 3 of this announcement.

6.	Information on H.B. Fuller

H.B. Fuller is the world's largest pure-play adhesives provider, formulating, manufacturing and marketing adhesives, sealants and related specialty products to customers across a broad range of end markets, including aerospace and defence, packaging, hygiene, electronics, construction, transportation and healthcare. H.B. Fuller operates a diversified global business across three operating segments: ‘Hygiene, Health and Consumable Adhesives’, ‘Engineering Adhesives’ and ‘Building Adhesive Solutions'. It operates 77 plants and dozens of sales operations across the Americas, Europe, the Middle East, Africa, India and Asia Pacific and employs approximately 7,100 people.

Founded in 1887 and headquartered in St. Paul, Minnesota, H.B. Fuller has expanded both organically and through acquisitions to establish a leading global position in adhesives, supplying customers across multiple industrial and consumer applications.

H.B. Fuller's shares are publicly listed on the New York Stock Exchange under the symbol FUL. As at the Latest Practicable Date, its market capitalisation was approximately $3.5 billion. For the fiscal year ended 30 November 2025, H.B. Fuller reported net revenue of approximately $3.5 billion.

Bidco, a company incorporated in Delaware, United States, is a wholly-owned subsidiary of H.B. Fuller. Further details in relation to Bidco will be contained in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Offer Document).

7.	Information on AMS

Established in 1991, AMS is a leading independent developer and manufacturer of innovative tissue-healing technology, focused on quality outcomes for patients and value for payers. AMS has a wide range of adhesive products, including tissue adhesives, internal fixation devices, internal sealants and dressings, formulated biosurgicals including haemostats and antibiotic collagens and mechanical surgical closures. AMS markets its products under its brands LiquiBand®, RESORBA®, LiquiBandFix8®, LIQUIFIX™, Peters Surgical, Ifabond, Vitalitec, Seal-G®, ActivHeal® and white label.

Headquartered in Winsford, UK, AMS employs over 1,800 people across 22 locations, including 17 with manufacturing capabilities and 11 with R&D sites and sells into more than 100 countries worldwide through a network of multinational or regional partners and distributors, as well as via AMS’ own direct sales forces. AMS is listed on AIM with ISIN: GB0004536594.

8.	Structure, timetable and conditions

It is intended that the Acquisition will be implemented by way of a scheme of arrangement under Part 26 of the 2006 Act (although Bidco reserves the right to implement the Acquisition by way of a Takeover Offer, subject to the Panel's consent) and the terms of the Co-operation Agreement.

The Acquisition is conditional on, among other things, the approval of the requisite majorities of Scheme Shareholders at the Court Meeting and the General Meeting. In order to become Effective, the Scheme must be approved by a majority in number of the AMS Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75 per cent. in value of the Scheme Shares voted. In addition, for the Scheme to become Effective, the Special Resolution must be passed by AMS Shareholders representing at least 75 per cent. of votes cast at the General Meeting. Following the Court Meeting, for the Scheme to become Effective, it must also be sanctioned by the Court and the Court Order must be delivered to the Registrar of Companies.

The Acquisition is also subject to the Conditions and further terms set out in Appendix 1 to this announcement, including merger control conditions in relation to Austria, Germany, the United Kingdom and the United States, and foreign investment conditions in relation to Austria, France and Luxembourg, in each case to the extent required.

Further details about the Acquisition (including the expected timetable and notices of the Court Meeting and the General Meeting) will be contained in the Scheme Document that will be distributed to AMS Shareholders (along with the Forms of Proxy) as soon as reasonably practicable and, in any event, within 28 days of this announcement (unless otherwise agreed by the Panel, Bidco and AMS).

If, on or after the date of this announcement and on or prior to the Effective Date, any dividend, distribution or other return of value is declared, made, paid or becomes payable by AMS (other than the Final Dividend), Bidco reserves the right to reduce the Acquisition Price by an amount up to the amount of such dividend, distribution or other return of value, in which case any references to the Acquisition Price will be deemed to be a reference to the Acquisition Price as so reduced. In such circumstances, AMS Shareholders would be entitled to retain any such dividend, distribution or other return of value declared, made or paid.

The Acquisition is currently expected to complete by the end of the calendar year 2026, subject to the satisfaction or waiver of the Conditions. An expected timetable of key events relating to the Acquisition will be set out in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Offer Document).

9.	Quotes

(a)	Commenting on today's announcement, Grahame Cook, Chair of AMS, said:

"The AMS Directors are pleased to unanimously recommend the Acquisition, which delivers attractive and certain value in cash to AMS Shareholders.

On behalf of the AMS Directors, I would like to thank all AMS employees for their dedication and contribution to AMS’ success. I would also like to recognise Chris Meredith and Eddie Johnson, whose vision, leadership and commitment have been instrumental in transforming AMS into the high-quality business it is today."

Commenting on today's announcement, Chris Meredith, CEO of AMS, said:

"I have had the privilege of leading AMS for the last 15 years and the Acquisition underscores the strategic progress we have made in this time and the strength of our product portfolio.

As part of the combined larger medical adhesives platform, AMS and H.B. Fuller will benefit from enhanced commercial, manufacturing and distribution capabilities, which should accelerate the delivery of our strategy and broaden our offering to patients in the US, Europe and beyond.

This achievement reflects the dedication, expertise and commitment of our people, and I would like to thank every colleague for the important role they have played in AMS’ success."

(b)	Commenting on today's announcement, Celeste Mastin, CEO of H.B. Fuller, said:

"This transaction is a rare opportunity to advance the evolution of our portfolio. We have long been clear that medical is a core strategic growth market for H.B. Fuller given its durable demand trends, high regulatory-based entry barriers and margin profile. Accordingly, we have thoroughly analysed this structurally scarce market to identify the most attractive assets and growth opportunities.

Advanced Medical Solutions has built an exceptional business as a differentiated formulator with an innovation-led platform, an outstanding product suite, impressive R&D capabilities and a global commercial footprint with supporting regulatory expertise. The transaction is expected to result in significant revenue and cost synergies and accelerate our transformation into a higher-growth, higher-margin business. We remain committed to disciplined and balanced capital allocation and believe that the continued up-tiering of our portfolio, as well as the other steps we are taking to improve our cost structure and cash flow profile, will allow for robust de-leveraging post-acquisition."

10.	General

This summary should be read in conjunction with, and is subject to, the full text of the following announcement (including its Appendices). The Acquisition will be subject to the Conditions and certain further terms set out in Appendix 1 and to the full terms and conditions to be set out in the Scheme Document. Appendix 2 contains the sources and bases of certain information contained in this summary and the following announcement. Appendix 3 contains details of the irrevocable undertakings received by Bidco. Appendix 4 contains the AMS Profit Forecast. Appendix 5 contains the definitions of certain terms used in this summary and the following announcement.

Enquiries

Advanced Medical Solutions Group plc
Chris Meredith, Chief Executive Officer Eddie Johnson, Chief Financial Officer Michael King, Head of Investor Relations	+44 (0) 1606 545508

Evercore (Joint Financial Adviser and Rule 3 Adviser to AMS)
Simon Elliott Julian Oakley Israel Akinrinsola Harrison George	+44 (0) 20 7653 6000

Investec (Joint Financial Adviser, Rule 3 Adviser, Nominated Adviser and Corporate Broker to AMS)
Gary Clarence Harry Hargreaves Nick Prowting Miha Grzina	+44 (0) 20 7597 4000

Goldman Sachs and Perella Weinberg are acting as financial advisers to H.B. Fuller. Ashurst LLP and Perkins Coie LLP are acting as legal advisers to H.B. Fuller.

Addleshaw Goddard LLP is acting as legal adviser to AMS in connection with the Acquisition.

Inside information

The information contained within this announcement is considered by AMS to constitute inside information as stipulated under the Market Abuse Regulation no 596/2014 (incorporated into UK law by virtue of the European Union (Withdrawal) Act 2018 as amended by virtue of the Market Abuse (Amendment) (EU Exit) Regulations 2019). Upon the publication of this announcement via a Regulatory Information Service, this inside information will be considered to be in the public domain.

The person responsible for arranging the release of this announcement on behalf of AMS is Eddie Johnson, Chief Financial Officer.

Further information

This announcement is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of AMS in any jurisdiction in contravention of applicable law.

The Acquisition will be made solely by means of the Scheme Document, which will contain the full terms and conditions of the Acquisition including details of how to vote in respect of the Acquisition (or, if the Acquisition is implemented by way of a Takeover Offer, the Offer Document). Any vote in respect of the Scheme or other response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Offer Document).

AMS will prepare the Scheme Document to be distributed to AMS Shareholders. AMS and Bidco urge AMS Shareholders to read the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Offer Document) when it becomes available because it will contain important information relating to the Acquisition.

This announcement does not constitute a prospectus, prospectus equivalent document or MTF admission prospectus.

The statements contained in this announcement are made as at the date of this announcement, unless some other time is specified in relation to them, and publication of this announcement shall not give rise to any implication that there has been no change in the facts set forth in this announcement since such date.

Notices relating to financial advisers

Goldman Sachs International, which is authorised by the Prudential Regulation Authority ("PRA") and regulated by the Financial Conduct Authority ("FCA") and the PRA in the United Kingdom, and Goldman Sachs & Co. LLC (together, "Goldman Sachs") are acting exclusively for H.B. Fuller as financial advisers and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than H.B. Fuller for providing the protections afforded to clients of Goldman Sachs, nor for providing advice in connection with the matters set out in this announcement. Neither Goldman Sachs nor any of Goldman Sachs' subsidiaries, affiliates or branches owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs in connection with this announcement, any statement contained herein or otherwise.

Perella Weinberg UK Limited ("Perella Weinberg"), which is authorised and regulated in the UK by the Financial Conduct Authority, is acting exclusively as financial adviser to H.B. Fuller and for no one else in connection with the Acquisition or other matters referred to in this Announcement and shall not be responsible to anyone other than H.B. Fuller for providing the protections afforded to clients of Perella Weinberg nor for providing advice in connection with the Acquisition, the contents of this Announcement or any matter referred to herein. Neither Perella Weinberg, its affiliates nor any of its or their respective directors, officers, employees, consultants or agents owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Perella Weinberg in connection with the Acquisition, this announcement, any statement contained herein or otherwise.

Evercore Partners International LLP ("Evercore"), which is authorised and regulated by FCA in the United Kingdom, is acting exclusively as joint financial adviser to AMS and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than AMS for providing the protections afforded to clients of Evercore nor for providing advice in connection with the matters referred to herein. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this announcement, any statement contained herein, any offer or otherwise. Apart from the responsibilities and liabilities, if any, which may be imposed on Evercore by the Financial Services and Markets Act 2000 and successor legislation, or the regulatory regime established thereunder, or under the regulatory regime of any jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, neither Evercore nor any of its affiliates accepts any responsibility or liability whatsoever for the contents of this announcement, and no representation, express or implied, is made by it, or purported to be made on its behalf, in relation to the contents of this announcement, including its accuracy, completeness or verification of any other statement made or purported to be made by it, or on its behalf, in connection with AMS or the matters described in this announcement. To the fullest extent permitted by applicable law, Evercore and its affiliates accordingly disclaim all and any responsibility or liability whether arising in tort, contract or otherwise (save as referred to above) which they might otherwise have in respect of this announcement or any statement contained herein.

Investec Bank plc ("Investec") is authorised in the United Kingdom by the PRA and regulated in the United Kingdom by the FCA and the PRA. Investec is acting exclusively as joint financial adviser and corporate broker to AMS and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than AMS for providing the protections afforded to clients of Investec, nor for providing advice in connection with the matters referred to herein. Apart from the responsibilities and liabilities, if any, which may be imposed on Investec by the Financial Services and Markets Act 2000, or the regulatory regime established thereunder, or under the regulatory regime of any jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, neither Investec nor any of its subsidiaries, branches or affiliates (each being, as well as Investec, an "Investec Person") accepts any duty responsibility or liability whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person for the contents of this announcement or any statement contained herein or any offer or otherwise, and no representation, express or implied, is made by any Investec Person, or purported to be made on behalf of any Investec Person, in relation to the contents of this announcement, including its accuracy, completeness or verification of any other statement made or purported to be made by any Investec Person, or on behalf of any Investec Person, in connection with AMS or the matters described in this announcement. To the fullest extent permitted by applicable law, Investec and its subsidiaries, branches and affiliates accordingly disclaim all and any responsibility or liability whether arising in tort, contract or otherwise (save as referred to above in this paragraph) which they might otherwise have in respect of this announcement, or any statement contained herein.

Overseas jurisdictions

This announcement has been prepared in connection with proposals in relation to a scheme of arrangement pursuant to and for the purpose of complying with English law and the Takeover Code and information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the UK. Nothing in this announcement should be relied on for any other purpose. The Acquisition shall be subject to the applicable requirements of the Takeover Code, the Panel, the AIM Rules, the London Stock Exchange and the FCA.

The release, publication or distribution of this announcement in jurisdictions other than the UK may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the UK should inform themselves about, and observe, any applicable requirements. In particular, the ability of persons who are not resident in the UK to vote their AMS Shares with respect to the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. This announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the UK. Further details in relation to overseas shareholders will be contained in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Offer Document). Any failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by AMS or required by the Takeover Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction. Accordingly, copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in or into or from any Restricted Jurisdiction. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Acquisition may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer may not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Additional information for investors in the United States

The Acquisition relates to the shares of a UK company which are admitted to trading on AIM and is proposed to be effected by means of a Court sanctioned scheme of arrangement under the laws of England and Wales. An acquisition effected by means of a Court sanctioned scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Securities Exchange Act of 1934, as amended ("US Exchange Act").

Accordingly, the Acquisition is subject to the disclosure and procedural requirements applicable in the United Kingdom to schemes of arrangement which differ from the disclosure and procedural requirements of the United States tender offer and proxy solicitation rules.

However, if in the future Bidco were to elect to implement the Acquisition by means of a Takeover Offer and determined to extend such Takeover Offer into the United States, such Takeover Offer would be made in compliance with all applicable United States laws and regulations, including, without limitation, to the extent applicable, Section 14(e) of the US Exchange Act and Regulation 14E thereunder. Such a Takeover Offer would be made in the United States by Bidco and no one else. In the event that the Acquisition is implemented by way of Takeover Offer, in accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act (if applicable), Bidco or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of AMS outside of the United States, other than pursuant such Takeover Offer, during the period in which such Takeover Offer would remain open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices and would comply with applicable law, including the US Exchange Act. Any information about such purchases or arrangements to purchase shall be disclosed as required in the UK, shall be reported to a Regulatory Information Service and shall be available on the London Stock Exchange website at www.londonstockexchange.com.

The receipt of consideration by a US holder for the transfer of its AMS Shares pursuant to the Scheme may be a taxable transaction for United States federal income tax purposes and under applicable US state and local, as well as overseas and other, tax laws. Each AMS Shareholder is urged to consult their independent professional adviser immediately regarding the applicable tax consequences of the Acquisition applicable to them, including under applicable United States federal, state and local, as well as overseas and other, tax laws.

Financial information relating to AMS included in this announcement and the Scheme Document has been or shall have been prepared in accordance with accounting standards applicable in the United Kingdom and may not be comparable to financial information of United States companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States ("US GAAP"). US GAAP differs in certain significant respects from accounting standards applicable in the United Kingdom. None of the financial information in this announcement has been audited in accordance with auditing standards generally accepted in the United States or the auditing standards of the Public Company Accounting Oversight Board (United States).

It may be difficult for US holders of AMS Shares to enforce their rights and any claim arising out of the US federal securities laws in connection with the Acquisition, since AMS is organised in a country other than the United States, and some or all of its officers and directors may be residents of, and some or all of its assets may be located in, jurisdictions other than the United States. As a result, US holders of AMS Shares may not be able to effect service of process upon a non-US company or its officers or directors or to enforce against them a judgment of a US court for violations of federal or state securities laws of the United States, including judgments based upon the civil liability provisions of the US federal securities laws. US holders of AMS Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's jurisdiction or judgment.

Neither the US Securities and Exchange Commission nor any US state securities commission has approved or disproved or passed judgment upon the fairness or the merits of the Acquisition or determined if this announcement is adequate, accurate or complete. Any representation to the contrary is a criminal offence in the United States.

Forward-looking statements

This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Acquisition, and other information published by Bidco, H.B. Fuller and AMS may contain statements about Bidco, H.B. Fuller and AMS that are or may be deemed to be "forward-looking statements". Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Bidco, H.B. Fuller and AMS (as applicable) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements.

The forward-looking statements contained in this announcement include statements with respect to the financial condition, results of operations and business of AMS and certain plans and objectives of Bidco and/or H.B. Fuller with respect thereto and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the fact that they do not relate only to historical or current facts and may use forward-looking words, phrases and expressions such as "anticipate", "target", "expect", "believe", "intend", "foresee", "predict", "project", "estimate", "forecast", "intend", "plan", "budget", "scheduled", "goal", "believe", "hope", "aims", "continue", "likely", "will", "may", "might", "should", "would", "could", "seek", "plan", "scheduled", "possible", "continue", "potential", "outlook", "target" or other similar words, phrases, and expressions; provided that the absence thereof does not mean that a statement is not forward-looking. Similarly, statements that describe objectives, plans or goals are or may be forward-looking statements. These statements are based on assumptions and assessments made by Bidco, H.B. Fuller and/or AMS in light of their experience and their perception of historical trends, current conditions, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve known and unknown risk and uncertainty and other factors which may cause actual results, performance, actions, achievements or developments to differ materially from those expressed in or implied by such, because they relate to events and depend on circumstances that will occur in the future. Although Bidco, H.B. Fuller and/or AMS believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and you are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement.

There are a number of factors which could cause actual results, performance, actions, achievements or developments to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to: (i) the ability to proceed with or complete the Acquisition; (ii) the ability to obtain requisite regulatory and shareholder approvals and the satisfaction of other Conditions on the proposed terms; (iii) changes in the global, political, economic, social, business and competitive environments and in market and regulatory forces; changes in future inflation, deflation, exchange and interest rates; (iv) changes in tax and national insurance rates; (v) future business combinations, capital expenditures, acquisitions or dispositions; (vi) changes in the behaviour of other market participants; (vii) the anticipated benefits of the Acquisition not being realised as a result of changes in general economic and market conditions in the countries in which Bidco, H.B. Fuller and AMS operate; (viii) the ability of Bidco, H.B. Fuller and AMS to integrate the businesses successfully and to achieve anticipated synergies or benefits; (ix) the risk that disruptions from the Acquisition will harm Bidco's, H.B. Fuller’s and AMS’ businesses; (x) changes in or enforcement of national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalisation of property and political or economic developments in the countries in which Bidco, H.B. Fuller and AMS carry on business or may carry on business in the future; (xi) outcome of pending or future litigation proceedings; (xii) failure to comply with environmental and health and safety laws and regulations; (xiii) changes to the boards of directors of Bidco, H.B. Fuller and/or AMS and/or the composition of their respective workforces; (xiv) safety and technology risks; exposures to IT system failures, cyber-crime, fraud and pension scheme liabilities; and (xv) unpredictability and severity of catastrophic events, including, but not limited to, health crises, acts of terrorism or outbreak of war or hostilities. Other unknown or unpredictable factors could cause actual results, performance, actions, achievements or developments to differ materially from those expected, estimated or projected in the forward-looking statements. If any one or more of these risks or uncertainties materialises or if any one or more of the assumptions proves incorrect, actual results, performance, actions, achievements or developments may differ materially from those expected, estimated or projected. Such forward-looking statements should therefore be construed in the light of such factors.

None of Bidco, H.B. Fuller or AMS, nor any of their respective associates, directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur. Given the risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements.

None of Bidco, H.B. Fuller or AMS assumes any obligation to update or correct the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law. All subsequent written or oral forward-looking statements attributable to Bidco, H.B. Fuller or AMS or any person acting on their behalf are qualified by the cautionary statements herein.

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication on website and hard copies

A copy of this announcement and the documents required to be published by Rule 26.1 of the Takeover Code will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on H.B. Fuller's website at https://www.hbfuller.com/en and AMS’ website at https://admedsol.com/ by no later than 12 noon on the Business Day following the date of this announcement. For the avoidance of doubt, the content of those websites are not incorporated into and do not form part of this announcement.

Any person entitled to receive a copy of documents, announcements and information relating to the Acquisition is entitled to receive such documents in hard copy form free of charge. For persons who receive a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested. A person may also request that all future documents, announcements and information in relation to the Acquisition are sent to them in hard copy form.

In accordance with Rule 30.3 of the Takeover Code, AMS Shareholders, persons with information rights and participants in AMS Share Plans may request a hard copy of this announcement by contacting the Shareholder Helpline operated by AMS’ registrars, Computershare, during business hours only (8.30 a.m. to 5.30 p.m.), Monday to Friday (excluding UK public holidays) on +44(0)370 703 0158 or by submitting a request in writing to Computershare Investor Services PLC, The Pavillions, Bridgewater Road, Bristol, BS99 6ZZ, with your full name and the full address to which the hard copy may be sent (calls may be recorded and monitored for training and security purposes). Calls are charged at the standard geographical rate and will vary by provider. Calls from outside the United Kingdom will be charged at the applicable international rate.

Please note the Shareholder Helpline cannot provide advice on the merits of the Acquisition or the Scheme nor give any financial, investment, legal or tax advice.

Profit forecasts, estimates or quantified benefits statements

The AMS Profit Forecast included in Appendix 4 of this announcement constitutes an ordinary profit forecast published before the start of the Offer Period for the purpose of Note 2(a) of Rule 28.1 of the Takeover Code. The AMS Profit Forecast, the assumptions and basis of preparation on which the AMS Profit Forecast is based and the directors of AMS’ confirmation, as required by Rule 28.1 of the Takeover Code, are set out in Appendix 4 of this announcement.

Except for the AMS Profit Forecast, no statement in this announcement is intended as a profit forecast, profit estimate or quantified benefits statement for any period and no statement in this announcement should be interpreted to mean that earnings or earnings per share for AMS for the current or future financial years will necessarily match or exceed the historical published earnings or earnings per share for AMS.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

General

If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

25 June 2026

RECOMMENDED CASH ACQUISITION

OF

ADVANCED MEDICAL SOLUTIONS GROUP PLC

H.B. FULLER MEDICAL ADHESIVE TECHNOLOGIES INC.,

A WHOLLY OWNED SUBSIDIARY OF H.B. FULLER COMPANY

to be effected by means of a scheme of arrangement
under Part 26 of the Companies Act 2006

1.	Introduction

Further to the announcement made by Advanced Medical Solutions Group plc ("AMS") on 21 May 2026 regarding a possible cash offer for the entire issued and to be issued share capital of AMS, the boards of directors of H.B. Fuller Company ("H.B. Fuller") and AMS are pleased to announce that they have reached agreement on the terms of a recommended cash acquisition of the entire issued and to be issued ordinary share capital of AMS by H.B. Fuller Medical Adhesive Technologies Inc. ("Bidco"), a wholly-owned subsidiary of H.B. Fuller Company.

It is currently envisaged that the Acquisition will be implemented by way of a Court sanctioned scheme of arrangement between AMS and its shareholders (although Bidco reserves the right to effect the Acquisition by way of a Takeover Offer).

2.	The Acquisition

The Acquisition, which will be on the terms and subject to the conditions set out below and in Appendix 1 to this announcement, and to be set out in the Scheme Document, will be made on the following basis:

285 pence in cash for each AMS Share

The Acquisition Price values the entire issued and to be issued share capital of AMS at approximately £659 million on a fully diluted basis and implies an enterprise value of approximately £715 million.

The Acquisition Price represents a premium of approximately:

(a)	34.8 per cent. to the Closing Price of 212 pence per AMS Share on 20 May 2026 (being the last Business Day prior to the commencement of the Offer Period);

(b)	38.7 per cent. to the undisturbed volume-weighted average price of 205 per AMS Share for the three-month period ended on the Undisturbed Date; and

(c)	24.5 per cent. to the highest Closing Price of 229 pence per AMS Share for the twelve-month period ended on the Undisturbed Date.

The Acquisition values AMS at a pre-synergy EBITDA multiple of 12.9x, based on current consensus forecast for 2026 AMS EBITDA based on IFRS, or an EBITDA multiple of less than 8.0x including achievement of full run-rate synergies.

The Acquisition is intended to be effected by means of a scheme of arrangement under Part 26 of the Companies Act or if Bidco elects, with the consent of the Panel and subject to the terms of the Co-operation Agreement, by way of a Takeover Offer.

3.	Background to and reasons for the Acquisition

AMS is an exceptional platform with established clinically-trusted brands in the high-growth global medical adhesives market

AMS is a leading global specialist in surgical adhesive technologies and specialty applications, with an innovation-led platform, a robust product portfolio, strong R&D capabilities, and a global commercial footprint supported by regulatory expertise. AMS’ portfolio is anchored by established and clinically-trusted brands, including LiquiBand and LIQUIFIX surgical adhesives, the RESORBA, Seal-G and Syntacoll formulated biosurgicals platform and the ActivHeal dressings franchise. Together, these offerings position AMS as a leading specialist across surgical consumables.

AMS’ products are sold in over 100 countries by its over 1,800 employees. AMS generated revenue of approximately £229 million in the year ended 31 December 2025, with an Adjusted GAAP EBITDA margin of approximately 18 per cent.

The global medical adhesives market is a large and attractive market with a TAM of $6 billion growing at an 8 per cent. CAGR. The medical adhesives market is highly specialised and characterised by high margins, reflecting the benefit of recurring volumes and significant regulatory and clinical hurdles suppliers manage. It is also a fragmented market, with no single player owning over 20 per cent. in most medical sub-segments. The market has durable tailwinds, with growth underpinned by attractive structural trends, including a focus from providers on improved total cost of care, better patient outcomes, shift to minimally invasive procedures where adhesives are the preferred solution and procedure growth partially underpinned by an aging population.

The Acquisition will expand H.B. Fuller’s addressable market by $15 billion to $95 billion by enabling access to new clinical applications and geographies and accelerating innovation through enhanced R&D, technology and formulation capabilities.

AMS’ portfolio of highly complementary products will position H.B. Fuller as a provider of choice for medical professionals

AMS’ product portfolio is highly complementary to H.B. Fuller's existing medical adhesive technologies and will enable H.B. Fuller to offer medical professionals and manufacturers a complete suite of differentiated surgical adhesive technologies, tapes and dressings, and specialty applications. The Acquisition will expand H.B. Fuller's presence in high-value surgical applications and add solutions which are adjacent and complementary to H.B. Fuller's existing solutions. AMS’ surgical adhesives and dressings portfolio suite reinforces H.B. Fuller's leadership in core surgical adhesives with expanded offerings and sales channels. AMS’ formulated biosurgicals portfolio leverages H.B. Fuller’s polymer-based formulation expertise within a fast-growing market. Together, these three segments represent approximately two-thirds of AMS’ revenues in the year ended 31 December 2025. The remainder of AMS’ portfolio in mechanical surgical closures provides complementary offerings to medical professionals in a fast-growing market, with a TAM of $4.8 billion growing at 6 per cent. CAGR. Together, the pro forma portfolio, combined with H.B. Fuller’s existing medical device assembly portfolio, results in a one-stop-shop for medical professionals.

The Acquisition will create a scaled global platform in surgical adhesives, tapes and dressings, formulated biosurgicals, mechanical closures, and medical device assembly, expanding the scale of H.B. Fuller's medical adhesives business by more than 4x from approximately $68 million in revenue to approximately $370 million on a pro forma basis. The combined commercial footprint, spanning H.B. Fuller's direct sales presence in 34 countries and AMS’ established wholesale and clinical distribution channels, will meaningfully broaden H.B. Fuller’s reach across core healthcare markets, hospital systems, and specialty distributors globally.

H.B. Fuller's global scale, formulation expertise and distribution reach can accelerate AMS’ growth in key geographies

H.B. Fuller has direct sales presence in 34 countries, with deep customer relationships across regulated end markets, and intends to apply its scale, R&D capabilities and global distribution footprint to accelerate AMS’ next phase of growth, building on the strategic and operational momentum established by AMS’ management and accelerating innovation across the broader product portfolio.

In particular, H.B. Fuller’s US-led commercial platform with strong original equipment manufacturer relationships and Italy hub / distributor network is extremely complementary with AMS’ large, dedicated pan-European salesforce across core healthcare markets, hospital systems, and specialty distributors, resulting in a scaled, global medical sales platform with both direct and distributor coverage. Additionally, the combination of H.B. Fuller’s global compliance infrastructure with AMS’ deep expertise in medical device regulatory pathways will result in an enhanced regulatory pathway which will be better placed to navigate global approvals to accelerate time-to-market.

H.B. Fuller believes that the Combined Group will be better placed to participate in the continued consolidation of the medical adhesives and surgical sealants segments globally and commercialisation of innovative new solutions.

The Acquisition is consistent with H.B. Fuller's stated strategy and transformative for the Group's position in the medical adhesives market

The medical adhesives market has been a central pillar of H.B. Fuller’s growth strategy, allowing it to reposition its portfolio toward higher-margin, faster-growing end markets. This has been driven by a targeted and highly successful acquisition program (which has included the acquisitions of Cyberbond CB (2016); Tissue Seal (2021); Adhezion Biomedical (2023); and Medifill and GEM (2025)).

At its 2025 Investor Day, H.B. Fuller set out its ambition to build a medical adhesive technologies business of at least $100 million in EBITDA. The acquisition of AMS represents the next and most transformational chapter in this platform build-out. Following completion, H.B. Fuller intends to report the combined medical adhesive technologies global business unit on a separate standalone basis, providing shareholders with greater transparency on the performance of H.B. Fuller's medical adhesives business.

The Acquisition will be completed at a pre-synergy EBITDA multiple of 12.9x, based on current consensus forecast for 2026 AMS EBITDA based on IFRS, or an EBITDA multiple of less than 8.0x including achievement of full run-rate synergies. This does not reflect the estimated non-cash impact of IFRS to GAAP adjustments of £8 million to £9 million.

The Acquisition is expected to be accretive to H.B. Fuller's organic growth and EBITDA margin in the first full financial year following completion. H.B. Fuller has identified annual run-rate synergies of approximately $55 million, expected to be fully realised within 5 years of completion, with approximately $26 million of cost synergies realised by the end of 2028. The principal sources of synergies include:

i.

$18 million delivered by 2031 through immediate cross-selling opportunities, where H.B. Fuller will gain access to AMS’ direct surgical sales force across the EU, capturing distributor embedded margin, and AMS products can be sold through H.B. Fuller’s US commercial channel, accelerating US market penetration;

ii.

$14 million delivered by 2029 from selling, general and administrative expenses synergies from rationalisation of overlapping administrative and corporate back office activities, public company cost elimination and selective portfolio rationalisation eliminating underperforming program carrying cost; and

iii.

$22 million delivered by 2030 from other cost synergies, including the integration of Peters Surgical SAS with H.B. Fuller’s manufacturing, vertical integration of raw materials, and application of H.B. Fuller’s proven indirect sourcing playbook applied across AMS’ broader spend base.

The Acquisition will accelerate H.B. Fuller’s EBITDA margin towards its long-term target of over 20 per cent. (an increase of approximately 129 basis points). Following completion of the Acquisition, H.B. Fuller’s pro forma 2025 revenue would have been $3.8 billion, diversified across ‘Engineering Adhesives’; ‘Hygiene, Health and Consumable Adhesives’ (which includes ‘Medical Adhesive Technologies’), and ‘Building Adhesive Solutions’ global business units, inclusive of run-rate synergies of $35 million revenue and $55 million EBITDA contribution.

The Acquisition will be financed through fully-committed acquisition debt financing. Following completion of the Acquisition, H.B. Fuller’s net leverage will be 4.0x and 3.7x net debt to pro forma adjusted EBITDA, excluding and including run-rate synergies respectively. H.B. Fuller expects to rapidly deleverage to its target of 2.5x to 3.0x within two years following the completion of the Acquisition.

The Acquisition has been unanimously approved by the H.B. Fuller board of directors.

4.	AMS Directors’ recommendation

The AMS Directors, who have been so advised by Evercore and Investec as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the AMS Directors, Evercore and Investec have taken into account the commercial assessments of the AMS Directors. Evercore and Investec are providing independent financial advice to the AMS Directors for the purposes of Rule 3 of the Takeover Code.

Accordingly, the AMS Directors intend unanimously to recommend that AMS Shareholders vote in favour of the resolutions relating to the Acquisition at the Meetings (or, in the event that the Acquisition is implemented by a Takeover Offer, to accept or procure acceptance of such offer), as the AMS Directors have irrevocably undertaken to do in respect of their own beneficial holdings totalling 745,766 AMS Shares (representing approximately 0.34 per cent. of existing issued ordinary share capital of AMS). Further details of these irrevocable undertakings are set out in Appendix 3 to this announcement.

5.	Background to and reasons for the recommendation

Over the last fifteen years under the leadership of Chris Meredith and Eddie Johnson, AMS has successfully executed a product and geographic diversification strategy, while pivoting towards higher growth and higher margin surgical products. This has delivered significant operational and financial progress within the business over this period:

●	Wider AMS Group revenue increased by 566 per cent. from £34.4 million to £228.9 million;

●	Adjusted EBITDA increased by 541 per cent. from £7.8 million to £49.9 million;

●	surgical products now account for 80 per cent. of AMS’ business, whereas woundcare products accounted for more than 80 per cent. in 2011; and

●	AMS’ aggregate US, Europe and RoW revenue has increased from 73 per cent. to 91 per cent., while UK revenue has reduced from 27 per cent. to 9 per cent.

This progress has been achieved through a combination of organic growth, innovation and M&A and AMS has delivered a total shareholder return of 245 per cent. since 1 January 2011, based on AMS’ closing share price of 228.0 pence per AMS Share on the Undisturbed Date.

Since 2023, AMS has successfully strengthened its route-to-market strategy in the United States to improve growth and margins for LiquiBand and LiquiFix, driving strong commercial momentum and revenue growth. In the same period, AMS completed the transformational acquisition of Peters Surgical SAS in 2024, which, together with organic growth, increased Wider AMS Group revenue by 84 per cent. between 1 January 2023 and 1 January 2026.

Notwithstanding this significant strategic and financial delivery, AMS’ share price decreased 12 per cent. in the period from 1 January 2023 to the Undisturbed Date. Furthermore, in the past 18 months, the AMS share price has been range-bound between 177 pence per AMS Share and 239 pence per AMS Share, other than in periods of takeover speculation. Accordingly, the AMS Directors believe that AMS’ share price during this period has not fully reflected AMS’ strong financial performance or improved long-term prospects.

The AMS Directors remain confident in the Wider AMS Group’s long-term strategy, but recognise the risks associated with future growth initiatives, including AMS’ commercialisation plan in the United States. In light of the share price dynamics highlighted above, the AMS Directors also believe that successful delivery of these initiatives may not result in value realisation for AMS Shareholders.

The AMS Directors also recognise that external factors exist beyond AMS’ control which may impact future value delivery, including increased geopolitical risks, tariffs, inflationary pressures across global manufacturing and supply chains, evolving regulatory requirements and competitive dynamics. While these factors have been well managed by AMS’ management team to date, they remain ongoing challenges which could potentially impact future performance should they persist or intensify.

Following careful consideration of the Acquisition, the AMS Directors, supported by AMS’ financial advisers, have concluded that the financial terms of the Acquisition provide, subject to completion of the Acquisition, an attractive opportunity for AMS Shareholders to realise a certain and fair value for their holdings in cash.

The AMS Directors have taken all relevant factors into account in considering the financial terms of the Acquisition, including:

●	the value in cash that the Acquisition offers AMS Shareholders compared to the AMS Directors’ assessment of the risk-adjusted fundamental value of AMS;

●	the risks associated with delivering future value, including, amongst others, the timing and success of existing and new product sales, inflationary costs pressures and supply chain disruption;

●	the benefits of the ongoing synergy programmes in connection with the acquisition of Peters Surgical SAS;

●

the AMS Directors’ assessment of the likelihood of AMS’ share price achieving the Acquisition Price in the medium term, taking into account expected future earnings, historical share price and trading multiple trends;

●

the value-creation potential of alternative strategic options available to AMS, including an assessment of the possible benefits for current AMS Shareholders of a transition by AMS from listing its shares on AIM to listing its shares on the Main Market;

●

the share price premia implied by the Acquisition, both by reference to relevant undisturbed share prices and the highest share price achieved by AMS in the last three years to the Undisturbed Date; and

●

the implied enterprise value to Adjusted EBITDA multiples for the financial years ended 31 December 2025 and 31 December 2026, which the AMS Directors consider to be attractive relative to AMS’ historical trading levels, other relevant transactions in its sector and the current trading levels of its peers.

In addition to the financial terms of the Acquisition, the AMS Directors have also considered H.B. Fuller’s stated intentions for the Wider AMS Group, including with respect to its management, employees and strategic direction. The AMS Directors are pleased that the H.B. Fuller Directors believe that AMS will be an important contributor to H.B. Fuller’s new global ‘Medical Adhesive Technologies’ business unit, and that, as part of the Wider Bidco Group, AMS would benefit from H.B. Fuller’s established medical adhesives technologies business in the United States, its relevant commercial and distribution infrastructure and a broader combined product portfolio, which could support and accelerate the delivery of AMS’ commercial strategy in the United States. The AMS Directors are also pleased that integration will be approached with the aim of retaining and motivating the best talent across the Combined Group, with no material changes expected to the level of remuneration or conditions of employment of AMS employees following completion of the Acquisition.

Accordingly, having carefully considered the factors set out above, the AMS Directors intend to unanimously recommend that AMS Shareholders vote in favour of the resolutions relating to the Acquisition at the Meetings (or, in the event that the Acquisition is implemented by a Takeover Offer, to accept or procure acceptance of such offer).

6.	Financing of the Acquisition

The cash consideration payable by Bidco to AMS Shareholders pursuant to the Acquisition will be funded by an unsecured bridge facility to be made available to Bidco by certain third-party lenders.

Goldman Sachs and Perella Weinberg, in their capacity as financial advisers to H.B. Fuller, are satisfied that sufficient resources are available to Bidco to enable it to satisfy in full the cash consideration payable to AMS Shareholders pursuant to the terms of the Acquisition.

7.	Further terms of the Acquisition

The AMS Shares will be acquired by Bidco pursuant to the Acquisition fully paid and free from all liens, charges, equitable interests, encumbrances, rights of pre‑emption and any other third party rights of any nature whatsoever and together with all rights now or hereafter attaching thereto, including (without limitation) voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the Effective Date.

If, on or after the date of this announcement and on or prior to the Effective Date, any dividend, distribution or other return of value is declared, made, paid, or becomes payable by AMS (other than the Final Dividend), Bidco reserves the right to reduce the Acquisition Price by an amount up to the amount of such dividend, distribution or other return of value, in which case references to the Acquisition Price will be deemed to be a reference to the Acquisition Price as so reduced. In such circumstances, AMS Shareholders would be entitled to retain any such dividend, distribution, or other return of value declared, made or paid.

8.	Information relating to H.B. Fuller

H.B. Fuller is the world's largest pure-play adhesives provider, formulating, manufacturing and marketing adhesives, sealants and related specialty products to customers across a broad range of end markets, including packaging, hygiene, electronics, construction, transportation and healthcare. H.B. Fuller operates a diversified global business across the Americas, Europe, the Middle East, Africa, India and Asia Pacific and employs approximately 7,100 people.

Founded in 1887 and headquartered in St. Paul, Minnesota, H.B. Fuller has expanded both organically and through acquisitions to establish a leading global position in adhesives, supplying customers across multiple industrial and consumer applications.

H.B. Fuller's shares are publicly listed on the New York Stock Exchange under the symbol FUL. As at 24 June 2026, its market capitalisation was approximately $3.5 billion. For the fiscal year ended 30 November 2025, H.B. Fuller reported net revenue of approximately $3.5 billion.

9.	Information relating to AMS

Established in 1991, AMS is a leading independent developer and manufacturer of innovative tissue-healing technology, focused on quality outcomes for patients and value for payers. AMS has a wide range of adhesives products, including tissue adhesives, internal fixation devices, internal sealants and dressings, formulated biosurgicals including haemostats and antibiotic collagens and mechanical surgical closures. AMS markets its products under its brands LiquiBand®, RESORBA®, LiquiBandFix8®, LIQUIFIX™, Peters Surgical, Ifabond, Vitalitec, Seal-G®, ActivHeal®, and white label.

Headquartered in Winsford, UK, AMS employs over 1,800 people across 22 locations, including 17 with manufacturing capabilities and 11 with R&D sites and sells into more than 100 countries worldwide through a network of multinational or regional partners and distributors, as well as via AMS’ own direct sales forces. AMS is listed on the AIM market of the London Stock Exchange with ISIN: GB0004536594.

10.	Strategic plans for AMS, its directors, management, employees, pensions, research and development and locations

As set out in paragraph 3 (Background to and reasons for the Acquisition), H.B. Fuller holds AMS in high regard and believes that an acquisition of AMS is a compelling opportunity to further H.B. Fuller's mission in medical adhesives to support healing, improve lives and become a trusted partner for medical professionals and manufacturers.

H.B. Fuller intends following completion of the Acquisition to integrate AMS, its management, employees, and business structure with H.B. Fuller’s high quality medical adhesives business, to create a larger global Medical Adhesive Technologies business unit. H.B. Fuller believes the depth of talent between both organisations will make this new global Medical Adhesive Technologies business unit an even more valuable part of their customers’ supply chains and healing solutions and to create new, high-quality products in the surgical adhesives, formulated biosurgicals, mechanical closures, and tapes and dressings spaces.

Following completion of the Acquisition, H.B. Fuller intends to carry out a strategic review regarding the integration of H.B. Fuller and AMS (the "Strategic Review") with a view to establishing how the opportunities presented by the Acquisition may be realised. The Strategic Review is intended to be completed (but not fully implemented) within 12 months. This review will be across both AMS and the Medical Adhesive Technologies portion of H.B. Fuller. In particular, H.B. Fuller expects that the Strategic Review will involve a review of AMS':

●

products, customers, suppliers, research and development and operations in light of those offered by H.B. Fuller to determine cross-selling opportunities, operational synergy opportunities and opportunities to leverage the expertise of AMS and H.B. Fuller;

●	operational and business locations across both AMS and H.B. Fuller with a view to optimising the manufacturing, sales and distribution of products; and

●

combined organisational structure, with a view to identifying potential synergies and optimising the allocation of resources and capabilities across the Combined Group, taking into account the evolution of AMS' governance needs following its transition from a standalone public company upon completion of the Acquisition.

H.B. Fuller is aware of AMS' plan and continued efforts in integrating Peters Surgical SAS following its acquisition in 2024, and will continue those efforts. Further, H.B. Fuller will leverage its experience and findings from the Strategic Review to build upon and expand those plans and efforts to optimise strategic, operational, and financial outcomes resulting from that acquisition.

Directors, management and employees

H.B. Fuller recognises the skill and experience of AMS' management and employees. H.B. Fuller intends to approach any integration activities following completion of the Acquisition with the aim of retaining and motivating the best talent across the Combined Group. H.B. Fuller attaches great importance to the expertise of the management and employees of the AMS Group and recognises their significant contributions to the ongoing success of the AMS business.

H.B. Fuller acknowledges that the 2025 annual report published by AMS sets out that AMS is in the process of consolidating sutures operations expected to result in a reduction from six operational sites to two sites, and collagen operations from two sites to one site. H.B. Fuller understands that AMS' plans in this regard will result in a material reduction of AMS' headcount, impacting roles in Germany and Czech Republic. H.B. Fuller has no plans to alter this approach.

H.B. Fuller intends to take a 'best of both' approach to integration with the aim of retaining and motivating the best talent across the Combined Group to create a best-in-class organisation. While the integration of AMS' business and the impact on employees (including any organisational changes described below) will be subject to the findings of the Strategic Review, H.B. Fuller's preliminary work suggests that there will be some duplication between certain common functions of both businesses. Subject to the Strategic Review confirming the same, H.B. Fuller intends to reduce duplicative roles in the workforce of the Combined Group as a result of overlapping functions, such as within the back-office operations function in the U.S., UK, and EU. In addition, H.B. Fuller expects there to be a small number of roles associated with AMS' current status as a listed public company, that may be consolidated or reorganised. Taking into account H.B. Fuller's intention that a portion of such reductions will result from the H.B. Fuller Group, the resulting reduction of these overlapping functions and AMS no longer being a listed public company is not expected to be material in the context of AMS' headcount.

These changes would take effect in addition to AMS' existing potential headcount reductions resulting from the Germany and Czech Republic site closures referred to above.

Any organisational changes affecting employees will be planned and implemented in full compliance with applicable local laws, including consultation requirements where necessary, and in a manner consistent with the high standards, culture and practices of H.B. Fuller.

H.B. Fuller intends that AMS will comply with applicable legal and regulatory obligations in connection with this ongoing process, which is unrelated to (and was planned prior to) the discussions between H.B. Fuller and AMS with respect to the Acquisition.

H.B. Fuller does not intend to make changes to the level of remuneration or conditions of employment of AMS employees following completion of the Acquisition. However, H.B. Fuller intends to review the HR policies and procedures of the Combined Group with a view to aligning the benefits, remuneration and incentives opportunities available, noting that AMS will no longer be listed and that some of the benefits offered by H.B. Fuller may be different to those offered by AMS, to employees and management of the Combined Group as part of its long-term integration planning. To the extent benefit arrangements differ, it is intended that AMS' arrangements are aligned with those of H.B. Fuller. The implementation of any resulting changes will be subject to comprehensive planning and appropriate engagement with stakeholders, including any required information and consultation processes with any affected employees and employee representative bodies in accordance with all applicable local laws.

It is intended that, on the Effective Date, all non-executive directors of AMS will step down from their office as directors of AMS.

Save as set out above, H.B. Fuller does not intend to make any material changes in the balance of skills and functions of the employees or management of AMS.

Management incentivisation arrangements

H.B. Fuller has not entered into, and has not had discussions on proposals to enter into, any form of incentivisation arrangements with members of AMS' management and does not intend to enter into any such discussions prior to completion of the Acquisition.

Upon completion of the Acquisition, H.B. Fuller intends to align the management compensation structure of the AMS Group with that of H.B. Fuller, and may implement appropriate incentivisation arrangements in line with H.B. Fuller's existing incentivisation programmes.

Headquarters, locations, fixed assets

Following completion of the Acquisition, the Combined Group will be headquartered at H.B. Fuller's existing global headquarters in St Paul, Minnesota. AMS' existing headquarters in Winsford, UK will continue to operate and is intended to remain as a key operational hub for H.B. Fuller’s global Medical Adhesive Technologies business unit.

H.B. Fuller does not have any intentions as regards changes in AMS' places of business or operational sites other than as described above in relation to AMS' pre-existing consolidation of its sutures and collagen operations. H.B. Fuller will review the operational requirements of the Combined Group following completion of the Acquisition as part of its long-term integration planning.

H.B. Fuller does not otherwise intend to make significant changes to AMS' operational locations and places of business or to redeploy any of AMS' fixed assets.

Existing employment rights and pension scheme

Following completion of the Acquisition, the existing contractual and statutory employment rights, including pension rights, of the management and employees of AMS, will be safeguarded and observed in accordance with applicable laws. H.B. Fuller's plans for AMS do not involve any material change in the employment of, or in the conditions of employment of, AMS employees except as set out in this paragraph 10 (Strategic plans for AMS, its directors, management, employees, pensions, research and development and locations).

Research and development

H.B. Fuller understands the important role of R&D and the continued importance of innovation. H.B. Fuller has no intention to make changes to AMS' existing R&D functions.

Trading facilities

AMS Shares are currently admitted to trading on AIM and an application will be made to the London Stock Exchange to cancel trading in AMS Shares and de-list AMS from AIM upon the Acquisition completing. H.B. Fuller then intends to re-register AMS as a private company.

No post-offer undertakings

No statements in this paragraph 10 (Strategic plans for AMS, its directors, management, employees, pensions, research and development and locations) are "post-offer undertakings" for the purposes of Rule 19.5 of the Code.

11.	Irrevocable undertakings

Bidco has received irrevocable undertakings from each of the AMS Directors who are interested in AMS Shares to vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting in respect of a total of 745,766 AMS Shares, representing, in aggregate, approximately 0.34 per cent. of the ordinary share capital of AMS in issue on the Latest Practicable Date. Further details of these irrevocable undertakings are set out in Appendix 3 of this announcement.

12.	Offer-related arrangements

Confidentiality Agreement

H.B. Fuller and AMS entered into a confidentiality agreement dated 10 May 2026 ("Confidentiality Agreement") pursuant to which, amongst other things, the parties gave undertakings to keep information relating to the Acquisition and AMS confidential and not disclose it to third parties, subject to certain permitted exceptions. The obligations of H.B. Fuller and AMS pursuant to the Confidentiality Agreement shall expire on the earlier to occur of the second anniversary of the date of the Confidentiality Agreement and the Effective Date.

Co-operation Agreement

Pursuant to a co-operation agreement dated 25 June 2026 ("Co-operation Agreement"): (a) Bidco and AMS have agreed to co-operate to assist with the satisfaction of regulatory Conditions, (b) Bidco has agreed to provide AMS with information for the purposes of the preparation of the Scheme Document, (c) Bidco and AMS have agreed to certain arrangements in the event that Bidco is entitled (with the consent of the Panel) to implement the Acquisition by way of a Takeover Offer, rather than the Scheme, and (d) Bidco and AMS have agreed and/or acknowledged certain matters in relation to the AMS Share Plans in the context of the Acquisition.

The Co-operation Agreement will terminate inter alia: (a) if agreed in writing between Bidco and AMS, (b) upon service of written notice by Bidco to AMS if either any Condition which has not been waived is (or has become) incapable of satisfaction and will not be waived by Bidco or any Condition which is incapable of waiver is incapable of satisfaction, in each case by the Long-Stop Date and where the invocation of the relevant Condition is permitted by the Panel, (c) if a competing proposal is announced which is recommended by the AMS Directors, (d) if the AMS Directors withdraw or adversely modify their recommendation of the Acquisition, (e) in certain circumstances if the Acquisition does not become Effective by the Long-Stop Date and is withdrawn, terminated or lapses in accordance with its terms (and, where required, with the permission of the Panel), or (f) unless otherwise agreed by the parties in writing, if the Effective Date has not occurred on or before the Long-Stop Date.

Regulatory Clean Team Agreement

Bidco and AMS entered into a regulatory clean team agreement dated 25 June 2026 (the "Regulatory Clean Team Agreement"), the purpose of which is to ensure that the exchange and/or disclosure of certain materials relating to the parties and in relation to, in particular, the antitrust and regulatory workstream only takes place between their respective external counsel and external experts, and does not diminish in any way the confidentiality of such materials.

13.	Disclosure of interests

As at the Latest Practicable Date, neither Bidco nor, so far as Bidco is aware, any person acting in concert (within the meaning of the Takeover Code) with Bidco:

●

has any interest in, or right to subscribe for, any AMS Shares nor does any such person have any short position in AMS Shares, including any short position under a derivative, any agreement to sell, any delivery obligation or right to require another person to purchase or take delivery of AMS Shares; or

●	has borrowed or lent any AMS Shares; or

●	is party to any dealing arrangement of the kind referred to in Note 11 on the definition of acting in concert in the Takeover Code in relation to AMS Shares.

14.	AMS Share Plans

Participants in the AMS Share Plans will be contacted regarding the effect of the Acquisition on their rights under these schemes and appropriate proposals will be made and communicated to such participants in due course. Details of the impact of the Acquisition on the AMS Share Plans and any proposals will be set out in the Scheme Document and in separate letters to be sent to participants in the AMS Share Plans.

15.	Scheme process

It is intended that the Acquisition will be effected by means of a Court sanctioned scheme of arrangement between AMS and Scheme Shareholders under Part 26 of the Companies Act, although Bidco reserves the right to implement the Acquisition by means of a Takeover Offer (subject to the Panel's consent and compliance with the terms of the Co-operation Agreement).

If sanctioned, the Scheme will bind all Scheme Shareholders (regardless of whether or not they attended the Court Meeting or General Meeting and whether, or in what way, they voted). The purpose of the Scheme is to provide for Bidco (or its nominee) to become the holder of the entire issued and to be issued ordinary share capital of AMS. This is to be achieved by the transfer of the Scheme Shares to Bidco (or its nominee) pursuant to the Scheme, in consideration for which the AMS Shareholders will receive cash consideration on the basis set out in paragraph 2 of this announcement. The consideration payable by Bidco under the terms of the Acquisition will be despatched to Scheme Shareholders no later than 14 days after the Effective Date.

Any ordinary shares in the capital of AMS issued after the Scheme Record Time will not be subject to the Scheme. Accordingly, it is intended that, subject to receipt of the requisite approvals by AMS Shareholders at the General Meeting, the articles of association of AMS will be amended so that any ordinary shares in the capital of AMS issued after the Scheme Record Time, other than to Bidco, will be automatically acquired by Bidco on the same terms as the Scheme.

The Acquisition will be subject to the Conditions and further terms summarised below and set out in Appendix 1 to this announcement and the full terms and conditions to be set out in the Scheme Document and will only become Effective if, among other things, the following events occur on or before 11.59 p.m. on the Long-Stop Date:

(i)

the approval of the Scheme by a majority in number of the Scheme Shareholders who are present and vote, whether in person or by proxy, at the Court Meeting and who represent at least 75 per cent. in value of the AMS Shares voted by those Scheme Shareholders;

(ii)	the Special Resolution required to approve and implement the Scheme being duly passed by AMS Shareholders representing not less than 75 per cent. of votes cast at the General Meeting;

(iii)	the sanction of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to AMS and Bidco);

(iv)	the delivery of a copy of the Court Order to the Registrar of Companies;

(v)	clearance in respect of merger control regulations in relation to Austria, Germany, the United Kingdom and the United States (to the extent required); and

(vi)	clearance in respect of foreign investment regulations in Austria, France and Luxembourg (to the extent required).

The Scheme will lapse if:

o

the Court Meeting and the General Meeting are not held by the 22nd day after the expected date of such meetings to be set out in the Scheme Document in due course (or such later date as may be (a) agreed between Bidco and AMS or (b) (in a competitive situation) specified by Bidco with the consent of the Panel, and in each case that (if so required) the Court may allow);

o

the Court Sanction Hearing is not held by the 22nd day after the expected date of such hearing to be set out in the Scheme Document in due course (or such later date as may be (a) agreed between Bidco and AMS or (b) (in a competitive situation) specified by Bidco with the consent of the Panel, and in each case that (if so required) the Court may allow); or

o	the Scheme does not become Effective by no later than 11.59 p.m. on the Long-Stop Date,

provided, however, that the deadlines for the timing of the Court Meeting, the General Meeting and the Court Sanction Hearing as set out above may be waived by Bidco, and the Long-Stop Date may be extended by agreement between AMS and Bidco and with the consent of the Panel and (if required) the Court. Subject to satisfaction (or waiver, where applicable) of the Conditions, the Scheme is expected to become Effective by the end of the calendar year 2026.

Further details of the Scheme, including an indicative timetable for its implementation, will be set out in the Scheme Document, which will be distributed to AMS Shareholders as soon as reasonably practicable and, in any event, within 28 days of this announcement (unless otherwise agreed by the Panel, Bidco and AMS).

16.	Delisting and re-registration

Prior to the Scheme becoming Effective, AMS will make an application for the cancellation of trading of the AMS Shares on AIM to take effect on or shortly after the Effective Date. The last day of dealings in AMS Shares on AIM is expected to be the Business Day immediately prior to the Effective Date and no transfers will be registered after 6.00 p.m. on that date.

On the Effective Date, share certificates in respect of AMS Shares will cease to be valid and entitlements to AMS Shares held within the CREST system will be cancelled.

It is also proposed that, following the Effective Date and after its shares are delisted, AMS will be re-registered as a private limited company.

17.	Consents

Each of Goldman Sachs, Perella Weinberg, Evercore and Investec has given and not withdrawn their consent to the publication of this announcement with the inclusion herein of the references to their name in the form and context in which they appear.

18.	Documents

Copies of the following documents will, by no later than noon on the Business Day following the date of this announcement, be available on H.B. Fuller's website at https://www.hbfuller.com/en and AMS’ website at https://admedsol.com/, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, and respectively:

(a)	this announcement;

(b)	the irrevocable undertakings referred to in paragraph 10 of this announcement and further described in Appendix 3 to this announcement;

(c)	the documents relating to the financing of the Acquisition referred to in paragraph 5 of this announcement;

(d)	the Confidentiality Agreement, the Co-operation Agreement and the Regulatory Clean Team Agreement, each referred to in paragraph 11 of this announcement; and

(e)	the written consent letters from each of Goldman Sachs, Perella Weinberg, Evercore and Investec.

The content of the websites referred to in this announcement is not incorporated into and does not form part of this announcement.

19.	General

The Acquisition will be on the terms and subject to the Conditions set out in this announcement and in Appendix 1, and the full terms to be set out in the Scheme Document when issued. The formal Scheme Document will be sent to AMS Shareholders and, for information purposes, to persons with information rights and participants in AMS Share Plans in due course. In deciding whether or not to vote in favour of the Scheme in respect of their AMS Shares, Scheme Shareholders should consider the information contained in, and the procedures described in such documentation.

The sources and bases of certain information contained in this announcement are set out in Appendix 2. Certain terms used in this announcement are defined in Appendix 5.

This announcement does not constitute an offer or an invitation to purchase or subscribe for any securities.

The implications of the Acquisition for persons resident in, or citizens of, jurisdictions outside the United Kingdom may be affected by the laws of the relevant jurisdictions. Such persons should inform themselves about and observe any applicable requirements.

The Acquisition will not be communicated, directly or indirectly, in or into or by the use of the mails of, or any means or instrumentality (including, but not limited to, by mail, telephonically or electronically by way of internet or otherwise) of interstate or foreign commerce of, or of any facilities of a national, state or other securities exchange of, the United States or any area subject to its jurisdiction or any political division thereof, nor is it being communicated into any other Restricted Jurisdiction, and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or otherwise from within the United States or any other Restricted Jurisdiction. Accordingly, copies of this announcement are not being, and must not be, directly or indirectly, mailed or otherwise distributed or sent in, into or from the United States or any other Restricted Jurisdiction. Accordingly, persons receiving this announcement (including, without limitation, custodians, nominees and trustees) must not, directly or indirectly, distribute, mail or send it in, into or from the United States or any other Restricted Jurisdiction, and so doing may render any purported acceptance of the Acquisition invalid.

20.	Enquiries

Advanced Medical Solutions Group plc
Chris Meredith, Chief Executive Officer Eddie Johnson, Chief Financial Officer Michael King, Head of Investor Relations	+44 (0) 1606 545508

Evercore (Joint Financial Adviser and Rule 3 Adviser to AMS)
Simon Elliott Julian Oakley Israel Akinrinsola Harrison George	+44 (0) 20 7653 6000

Investec (Joint Financial Adviser, Rule 3 Adviser, Nominated Adviser and Corporate Broker to AMS)
Gary Clarence Harry Hargreaves Nick Prowting Miha Grzina	+44 (0) 20 7597 4000

Goldman Sachs and Perella Weinberg are acting as financial advisers to H.B. Fuller. Ashurst LLP and Perkins Coie LLP are acting as legal advisers to H.B. Fuller.

Addleshaw Goddard LLP is acting as legal adviser to AMS in connection with the Acquisition.

21.	Inside information

The information contained within this announcement is considered by AMS to constitute inside information as stipulated under the Market Abuse Regulation no 596/2014 (incorporated into UK law by virtue of the European Union (Withdrawal) Act 2018 as amended by virtue of the Market Abuse (Amendment) (EU Exit) Regulations 2019). Upon the publication of this announcement via a Regulatory Information Service, this inside information will be considered to be in the public domain.

The person responsible for arranging the release of this announcement on behalf of AMS is Eddie Johnson, Chief Financial Officer.

22.	Further information

This announcement is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of AMS in any jurisdiction in contravention of applicable law.

The Acquisition will be made solely by means of the Scheme Document, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition (or, if the Acquisition is implemented by way of a Takeover Offer, the Offer Document). Any vote in respect of the Scheme or other response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Offer Document).

AMS will prepare the Scheme Document to be distributed to AMS Shareholders. AMS and Bidco urge AMS Shareholders to read the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Offer Document) when it becomes available because it will contain important information relating to the Acquisition.

This announcement does not constitute a prospectus, prospectus equivalent document or MTF admission prospectus.

The statements contained in this announcement are made as at the date of this announcement, unless some other time is specified in relation to them, and publication of this announcement shall not give rise to any implication that there has been no change in the facts set forth in this announcement since such date.

23.	Notices relating to financial advisers

Goldman Sachs International, which is authorised by the Prudential Regulation Authority ("PRA") and regulated by the Financial Conduct Authority ("FCA") and the PRA in the United Kingdom, and Goldman Sachs & Co. LLC (together, "Goldman Sachs") are acting exclusively for H.B. Fuller as financial advisers and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than H.B. Fuller for providing the protections afforded to clients of Goldman Sachs, nor for providing advice in connection with the matters set out in this announcement. Neither Goldman Sachs nor any of Goldman Sachs' subsidiaries, affiliates or branches owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs in connection with this announcement, any statement contained herein or otherwise.

Perella Weinberg UK Limited ("Perella Weinberg"), which is authorised and regulated in the UK by the Financial Conduct Authority, is acting exclusively as financial adviser to H.B. Fuller and for no one else in connection with the Acquisition or other matters referred to in this Announcement and shall not be responsible to anyone other than H.B. Fuller for providing the protections afforded to clients of Perella Weinberg nor for providing advice in connection with the Acquisition, the contents of this Announcement or any matter referred to herein. Neither Perella Weinberg, its affiliates nor any of its or their respective directors, officers, employees, consultants or agents owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Perella Weinberg in connection with the Acquisition, this announcement, any statement contained herein or otherwise.

Evercore Partners International LLP ("Evercore"), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively as joint financial adviser to AMS and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than AMS for providing the protections afforded to clients of Evercore nor for providing advice in connection with the matters referred to herein. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this announcement, any statement contained herein, any offer or otherwise. Apart from the responsibilities and liabilities, if any, which may be imposed on Evercore by the Financial Services and Markets Act 2000 and successor legislation, or the regulatory regime established thereunder, or under the regulatory regime of any jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, neither Evercore nor any of its affiliates accepts any responsibility or liability whatsoever for the contents of this announcement, and no representation, express or implied, is made by it, or purported to be made on its behalf, in relation to the contents of this announcement, including its accuracy, completeness or verification of any other statement made or purported to be made by it, or on its behalf, in connection with AMS or the matters described in this announcement. To the fullest extent permitted by applicable law, Evercore and its affiliates accordingly disclaim all and any responsibility or liability whether arising in tort, contract or otherwise (save as referred to above) which they might otherwise have in respect of this announcement or any statement contained herein.

Investec Bank plc ("Investec") is authorised in the United Kingdom by the PRA and regulated in the United Kingdom by the FCA and the PRA. Investec is acting exclusively as joint financial adviser and corporate broker to AMS and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than AMS for providing the protections afforded to clients of Investec, nor for providing advice in connection with the matters referred to herein. Apart from the responsibilities and liabilities, if any, which may be imposed on Investec by the Financial Services and Markets Act 2000, or the regulatory regime established thereunder, or under the regulatory regime of any jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, neither Investec nor any of its subsidiaries, branches or affiliates (each being, as well as Investec, an "Investec Person") accepts any duty responsibility or liability whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person for the contents of this announcement or any statement contained herein or any offer or otherwise, and no representation, express or implied, is made by any Investec Person, or purported to be made on behalf of any Investec Person, in relation to the contents of this announcement, including its accuracy, completeness or verification of any other statement made or purported to be made by any Investec Person, or on behalf of any Investec Person, in connection with AMS or the matters described in this announcement. To the fullest extent permitted by applicable law, Investec and its subsidiaries, branches and affiliates accordingly disclaim all and any responsibility or liability whether arising in tort, contract or otherwise (save as referred to above in this paragraph) which they might otherwise have in respect of this announcement, or any statement contained herein.

24.	Overseas jurisdictions

This announcement has been prepared in connection with proposals in relation to a scheme of arrangement pursuant to and for the purpose of complying with English law and the Takeover Code and information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the UK. Nothing in this announcement should be relied on for any other purpose. The Acquisition shall be subject to the applicable requirements of the Takeover Code, the Panel, the AIM Rules, the London Stock Exchange and the FCA.

The release, publication or distribution of this announcement in jurisdictions other than the UK may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the UK should inform themselves about, and observe, any applicable requirements. In particular, the ability of persons who are not resident in the UK to vote their AMS Shares with respect to the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. This announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the UK. Further details in relation to overseas shareholders will be contained in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Offer Document). Any failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by AMS or required by the Takeover Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction. Accordingly, copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in or into or from any Restricted Jurisdiction. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Acquisition may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

25.	Additional information for investors in the United States

The Acquisition relates to the shares of a UK company which are admitted to trading on AIM and is proposed to be effected by means of a Court sanctioned scheme of arrangement under the laws of England and Wales. A transaction effected by means of a Court sanctioned scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Securities Exchange Act of 1934, as amended ("US Exchange Act").

Accordingly, the Acquisition is subject to the disclosure and procedural requirements applicable in the United Kingdom to schemes of arrangement which differ from the disclosure and procedural requirements of the United States tender offer and proxy solicitation rules.

However, if in the future Bidco were to elect to implement the Acquisition by means of a Takeover Offer and determined to extend such Takeover Offer into the United States, such Takeover Offer would be made in compliance with all applicable United States laws and regulations, including, without limitation, to the extent applicable, Section 14(e) of the US Exchange Act and Regulation 14E thereunder. Such a Takeover Offer would be made in the United States by Bidco and no one else. In the event that the Acquisition is implemented by way of Takeover Offer, in accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act (if applicable), Bidco or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of AMS outside of the United States, other than pursuant such Takeover Offer, during the period in which such Takeover Offer would remain open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices and would comply with applicable law, including the US Exchange Act. Any information about such purchases or arrangements to purchase shall be disclosed as required in the UK, shall be reported to a Regulatory Information Service and shall be available on the London Stock Exchange website at www.londonstockexchange.com.

The receipt of consideration by a US holder for the transfer of its AMS Shares pursuant to the Scheme may be a taxable transaction for United States federal income tax purposes and under applicable US state and local, as well as overseas and other, tax laws. Each AMS Shareholder is urged to consult their independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to them, including under applicable United States federal, state and local, as well as overseas and other, tax laws.

Financial information relating to AMS included in this announcement and the Scheme Document has been or shall have been prepared in accordance with accounting standards applicable in the United Kingdom and may not be comparable to financial information of United States companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States ("US GAAP"). US GAAP differs in certain significant respects from accounting standards applicable in the United Kingdom. None of the financial information in this announcement has been audited in accordance with auditing standards generally accepted in the United States or the auditing standards of the Public Company Accounting Oversight Board (United States).

It may be difficult for US holders of AMS Shares to enforce their rights and any claim arising out of the US federal securities laws in connection with the Acquisition, since AMS is organised in a country other than the United States, and some or all of its officers and directors may be residents of, and some or all of its assets may be located in, jurisdictions other than the United States. As a result, US holders of AMS Shares may not be able to effect service of process upon a non-US company or its officers or directors or to enforce against them a judgment of a US court for violations of federal or state securities laws of the United States, including judgments based upon the civil liability provisions of the US federal securities laws. US holders of AMS Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's jurisdiction or judgment.

Neither the US Securities and Exchange Commission nor any US state securities commission has approved or disproved or passed judgment upon the fairness or the merits of the Acquisition or determined if this announcement is adequate, accurate or complete. Any representation to the contrary is a criminal offence in the United States.

26.	Forward-looking statements

This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Acquisition, and other information published by Bidco, H.B. Fuller and AMS may contain statements about Bidco, H.B. Fuller and AMS that are or may be deemed to be "forward-looking statements". Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Bidco, H.B. Fuller and AMS (as applicable) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements.

The forward-looking statements contained in this announcement include statements with respect to the financial condition, results of operations and business of AMS and certain plans and objectives of H.B. Fuller and/or Bidco with respect thereto and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the fact that they do not relate only to historical or current facts and may use forward-looking words, phrases and expressions such as "anticipate", "target", "expect", "believe", "intend", "foresee", "predict", "project", "estimate", "forecast", "intend", "plan", "budget", "scheduled", "goal", "believe", "hope", "aims", "continue", "likely", "will", "may", "might", "should", "would", "could", "seek", "plan", "scheduled", "possible", "continue", "potential", "outlook", "target" or other similar words, phrases, and expressions; provided that the absence thereof does not mean that a statement is not forward-looking. Similarly, statements that describe objectives, plans or goals are or may be forward-looking statements. These statements are based on assumptions and assessments made by Bidco, H.B. Fuller and/or AMS in light of their experience and their perception of historical trends, current conditions, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve known and unknown risk and uncertainty and other factors which may cause actual results, performance, actions, achievements or developments to differ materially from those expressed in or implied by such, because they relate to events and depend on circumstances that will occur in the future. Although Bidco, H.B. Fuller and/or AMS believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and you are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement.

There are a number of factors which could cause actual results, performance, actions, achievements or developments to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to: (i) the ability to proceed with or complete the Acquisition; (ii) the ability to obtain requisite regulatory and shareholder approvals and the satisfaction of other Conditions on the proposed terms; (iii) changes in the global, political, economic, social, business and competitive environments and in market and regulatory forces; changes in future inflation, deflation, exchange and interest rates; (iv) changes in tax and national insurance rates; (v) future business combinations, capital expenditures, acquisitions or dispositions; (vi) changes in the behaviour of other market participants; (vii) the anticipated benefits of the Acquisition not being realised as a result of changes in general economic and market conditions in the countries in which Bidco, H.B. Fuller and AMS operate; (viii) the ability of Bidco, H.B. Fuller and AMS to integrate the businesses successfully and to achieve anticipated synergies or benefits; (ix) the risk that disruptions from the Acquisition will harm Bidco's, H.B. Fuller’s and AMS’ businesses; (x) changes in or enforcement of national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalisation of property and political or economic developments in the countries in which Bidco, H.B. Fuller and AMS carry on business or may carry on business in the future; (xi) outcome of pending or future litigation proceedings; (xii) failure to comply with environmental and health and safety laws and regulations; (xiii) changes to the boards of directors of Bidco, H.B. Fuller and/or AMS and/or the composition of their respective workforces; (xiv) safety and technology risks; exposures to IT system failures, cyber-crime, fraud and pension scheme liabilities; and (xv) unpredictability and severity of catastrophic events, including, but not limited to, health crises, acts of terrorism or outbreak of war or hostilities. Other unknown or unpredictable factors could cause actual results, performance, actions, achievements or developments to differ materially from those expected, estimated or projected in the forward-looking statements. If any one or more of these risks or uncertainties materialises or if any one or more of the assumptions proves incorrect, actual results, performance, actions, achievements or developments may differ materially from those expected, estimated or projected. Such forward-looking statements should therefore be construed in the light of such factors.

None of Bidco, H.B. Fuller or AMS, nor any of their respective associates, directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur. Given the risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements.

None of Bidco, H.B. Fuller or AMS assumes any obligation to update or correct the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law. All subsequent written or oral forward-looking statements attributable to Bidco, H.B. Fuller or AMS or any person acting on their behalf are qualified by the cautionary statements herein.

27.	Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

28.	Publication on website and hard copies

A copy of this announcement and the documents required to be published by Rule 26.1 of the Takeover Code will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on H.B. Fuller's website at https://www.hbfuller.com/en and AMS’ website at https://admedsol.com/ by no later than 12 noon on the Business Day following the date of this announcement. For the avoidance of doubt, the content of those websites are not incorporated into and do not form part of this announcement.

Any person entitled to receive a copy of documents, announcements and information relating to the Acquisition is entitled to receive such documents in hard copy form free of charge. For persons who receive a copy of this announcement in electronic form or via a website notification, a hard copy of this announcement will not be sent unless so requested. A person may also request that all future documents, announcements and information in relation to the Acquisition are sent to them in hard copy form.

In accordance with Rule 30.3 of the Takeover Code, AMS Shareholders, persons with information rights and participants in AMS Share Plans may request a hard copy of this announcement by contacting the Shareholder Helpline operated by AMS’ registrars, Computershare, during business hours only (8.30 a.m. to 5.30 p.m.), Monday to Friday (excluding UK public holidays) on +44(0)370 703 0158 or by submitting a request in writing to Computershare Investor Services PLC, The Pavillions, Bridgewater Road, Bristol, BS99 6ZZ, with your full name and the full address to which the hard copy may be sent (calls may be recorded and monitored for training and security purposes). Calls are charged at the standard geographical rate and will vary by provider. Calls from outside the United Kingdom will be charged at the applicable international rate.

Please note the Shareholder Helpline cannot provide advice on the merits of the Acquisition or the Scheme nor give any financial, investment, legal or tax advice.

29.	Profit forecasts, estimates or quantified benefits statements

The AMS Profit Forecast included in Appendix 4 of this announcement constitutes an ordinary profit forecast published before the start of the Offer Period for the purpose of Note 2(a) of Rule 28.1 of the Takeover Code. The AMS Profit Forecast, the assumptions and basis of preparation on which the AMS Profit Forecast is based and the directors of AMS’ confirmation, as required by Rule 28.1 of the Takeover Code, are set out in Appendix 4 of this announcement.

Except for the AMS Profit Forecast, no statement in this announcement is intended as a profit forecast, profit estimate or quantified benefits statement for any period and no statement in this announcement should be interpreted to mean that earnings or earnings per share for AMS for the current or future financial years will necessarily match or exceed the historical published earnings or earnings per share for AMS.

30.	Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

31.	General

If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

APPENDIX 1

CONDITIONS TO AND CERTAIN FURTHER TERMS OF THE ACQUISITION

Part A

Conditions to the Scheme and the Acquisition

Long-Stop Date

1.

The Acquisition will be conditional upon the Scheme becoming unconditional and becoming Effective, subject to the provisions of the Takeover Code, by no later than 11.59 p.m. (London time) on the Long-Stop Date.

Scheme approval condition

2.	The Scheme will be conditional upon:

2.1

(a)

approval of the Scheme by a majority in number of the Scheme Shareholders present and voting (and entitled to vote), either in person or by proxy, representing not less than 75 per cent. in value of the Scheme Shares voted by those Scheme Shareholders, at the Court Meeting; and

(b)

such Court Meeting being held on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date, if any, (a) as may be agreed in writing between Bidco and AMS, or (b) (in a competitive situation) as may be specified by Bidco with the consent of the Panel, and in each case that (if so required) the Court may allow);

2.2

(a)	the Special Resolution being duly passed by AMS Shareholders representing not less than 75 per cent. of the votes cast on the Special Resolution at the General Meeting; and

(b)

such General Meeting being held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document in due course (or such later date, if any, (a) as may be agreed in writing between Bidco and AMS, or (b) (in a competitive situation) as may be specified by Bidco with the consent of the Panel, and in each case that (if so required) the Court may allow); and

2.3

(a)

the sanction of the Scheme (with or without modification by the Court but subject to any such modification being acceptable to Bidco and AMS) and the delivery of a copy of the Court Order to the Registrar of Companies for registration; and

(b)

the Court Sanction Hearing being held on or before the 22nd day after the expected date of the Court Sanction Hearing as first announced by AMS through a Regulatory Information Service (or such later date, if any, (a) as may be agreed in writing between Bidco and AMS, or (b) (in a competitive situation) as may be specified by Bidco with the consent of the Panel, and in each case that (if so required) the Court may allow).

3.

In addition, subject as stated in Part B below and to the requirements of the Panel, Bidco and AMS have agreed that the Acquisition will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless the following Conditions (as amended, if appropriate) have been satisfied or, where relevant, waived:

Merger Control

Austria

(a)

insofar as the Acquisition is subject to a mandatory filing requirement under the Austrian Cartel Act (Kartellgesetz 2005), either (i) the expiry of the statutory four- or six-week waiting period pursuant to the Austrian Cartel Act, and neither the Austrian Federal Competition Authority (Bundeswettbewerbsbehörde) nor the Austrian Federal Cartel Prosecutor (Bundeskartellanwalt) having requested an in-depth investigation of the Acqusition; (ii) the waiver by the Austrian Federal Competition Authority and the Austrian Federal Cartel Prosecutor of their right to request an in-depth investigation of the Acquisition; or (iii) the Austrian Cartel Court (Kartellgericht) or the Austrian Supreme Cartel Court as appellate cartel court (Kartellobergericht) having terminated the in-depth investigation, or having issued a legally binding decision declaring that the concentration is not being prohibited or does not qualify as a notifiable concentration within the meaning of the Austrian Cartel Act, or having issued a legally binding decision dismissing any applications for an in-depth investigation, in each case in connection with the Acquisition;

Germany

(b)

insofar as the Acquisition is subject to a mandatory filing with the German Federal Cartel Office (Bundeskartellamt) under the German Act Against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen): the Acquisition having been cleared by the German Federal Cartel Office (Bundeskartellamt), or the applicable statutory waiting period having expired without the German Federal Cartel Office (Bundeskartellamt) having prohibited the Acquisition;

United States

(c)

(i)

any applicable waiting period (including any extension thereof, including, for the avoidance of doubt, due to (A) a withdraw and refile of the notification, (B) the issuance of a request for additional information or documentary material by a governmental entity, or (C) any timing agreement or similar agreement entered into with a governmental entity) applicable to the completion of the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (including the rules and regulations promulgated thereunder) ("HSR Act"), shall have expired or been terminated; and

(ii)

no U.S. federal or state court, administrative agency or commission of competent jurisdiction shall have entered, enacted, promulgated, enforced or issued, and no action, investigation, or proceeding by the U.S. Department of Justice, U.S. Federal Trade Commission, or U.S. state attorney general shall be ongoing or threatened seeking to result in any order, injunction or judgment under the U.S. Clayton Act of 1914, the HSR Act, the U.S. Federal Trade Commission Act of 1914, the U.S. Sherman Antitrust Act of 1890, and any U.S. state antitrust laws, whether temporary, preliminary or permanent, that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Acquisition;

United Kingdom

(d)	a briefing paper or a merger notice has been submitted to the Competition and Markets Authority ("CMA") and either of the following has occurred:

(i)

the CMA having indicated in writing that it has no further questions in relation to the Acquisition (or words to that effect) in response to a briefing paper submitted by Bidco and, as at the date on which all other Conditions are satisfied or waived in relation to the Acquisition, the CMA not having:

(A)	requested submission of a merger notice (or draft merger notice);

(B)

indicated to the parties that it intends, or is considering whether, to commence an investigation to determine whether to make a reference within the meaning of section 33 of the Enterprise Act 2002 (the "Enterprise Act") ("Phase 1 Investigation") into the Acquisition; nor

(C)	indicated that the statutory review period in which the CMA has to decide whether to make a reference under section 34ZA of the Enterprise Act has begun; or

(ii)	if the CMA opens a Phase 1 Investigation into the Acquisition, either:

(A)	the CMA confirming in writing that it does not consider that the Acquisition creates a relevant merger situation within the meaning of section 23 of the Enterprise Act;

(B)

the CMA deciding not to make a reference to the chair of the CMA under section 33 of the Enterprise Act for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013 ("Phase 2 CMA Reference") and not to seek undertakings in lieu of a Phase 2 CMA Reference under section 73 of the Enterprise Act; or

(C)	the CMA deciding to accept undertakings in lieu of a Phase 2 CMA Reference under section 73 of the Enterprise Act; or

(D)

the period within which the CMA is required to decide whether the duty to make a Phase 2 CMA Reference applies with respect to the Acquisition or any matters arising therefrom expiring without such a decision being made;

Foreign Investment

Austria

(e)

insofar as the Acquisition constitutes a notifiable transaction pursuant to the Austrian Investment Control Act (Investitionskontrollgesetz) ("ICA"), the Austrian Federal Ministry for Economy, Energy and Tourism: (i) having granted a legally binding non-jurisdiction decision (Unbedenklichkeitsbescheinigung) or such a decision being deemed to have been granted by means of the expiry of the deadline provided by the ICA for the review of the Acquisition; or (ii) having issued a legally binding decision (Bescheid) stating that the application for approval is rejected or that no approval procedure will be initiated; or (iii) having granted unconditional and legally binding clearance under the ICA or such clearance being deemed to have been granted by means of the expiry of the deadline provided by the ICA for the review of the Acquisition; or (iv) having granted conditional clearance under the ICA;

France

(f)	insofar as the Acquisition falls within the scope of Article L.151-3 and R. 151-1 et seq. of the French Monetary and Financial Code, the French Minister of Economy authorising the Acquisition;

Luxembourg

(g)

insofar as the Acquisition constitutes a notifiable transaction pursuant to the Luxembourg law of 14 July 2023 introducing a foreign direct investment screening mechanism in Luxembourg ("FDI Screening Law"), a notification having been made to and accepted by or on behalf of the Luxembourg Ministry of Economy and either: (i) Bidco receiving formal notice under the FDI Screening Law by or on behalf of the Luxembourg Ministry of Economy that it has decided not to open a screening procedure pursuant to Article 5(1) of the FDI Screening Law; or (ii) where a screening procedure is opened pursuant to Article 5(1) of the FDI Screening Law, Bidco receiving formal notice that the Luxembourg Ministry of Economy has taken all decisions and granted all approvals necessary to permit the Acquisition to proceed, as provided for in Article 8 of the FDI Screening Law; or (iii) the time limits set forth in the FDI Screening Law elapse;

General regulatory

(h)

other than in connection with the matters referred to in the foregoing provisions of this paragraph 3, all material notifications, filings or applications which are necessary and/or considered appropriate or desirable by Bidco having been made in connection with the Acquisition and all necessary waiting periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all material statutory and regulatory obligations in any jurisdiction having been complied with in each case in respect of the Acquisition and all Authorisations deemed necessary or considered appropriate or desirable by Bidco in any jurisdiction for or in respect of the Acquisition, or the proposed direct or indirect acquisition or the proposed acquisition of any shares or other securities in, or control or management of, AMS or any other member of the Wider AMS Group by any member of the Wider Bidco Group having been obtained in terms and in a form reasonably satisfactory to Bidco from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any person or bodies with whom any member of the Wider AMS Group or the Wider Bidco Group has entered into contractual arrangements and all such Authorisations deemed necessary or appropriate to carry on the business of any member of the Wider AMS Group in any jurisdiction having been obtained and all such Authorisations remaining in full force and effect at the time at which the Acquisition becomes otherwise unconditional and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations;

Competition

(i)

other than in connection with the matters referred to in the foregoing provisions of this paragraph 3, the waiver (or non-exercise within any applicable time limits) by any relevant government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, court, trade agency, association, institution, any entity owned or controlled by any relevant government or state, or any other body or person whatsoever in any jurisdiction (each a "Third Party") of any termination right, right of pre-emption, first refusal or similar right (which is material in the context of the Wider AMS Group taken as a whole or in the context of the Acquisition) arising as a result of or in connection with the Acquisition including, without limitation, its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control or management of, AMS by Bidco or any member of the Wider Bidco Group;

(j)

other than in connection with the matters referred to in the foregoing provisions of this paragraph 3, all necessary filings or applications having been made in connection with the Acquisition and all statutory or regulatory obligations in any jurisdiction having been complied with in connection with the Acquisition or the acquisition by any member of the Wider Bidco Group of any shares or other securities in, or control of, AMS and all authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals deemed necessary or appropriate by Bidco or any member of the Wider Bidco Group for or in respect of the Acquisition including, without limitation, its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control of, AMS or any member of the Wider AMS Group by any member of the Wider Bidco Group having been obtained in terms and in a form reasonably satisfactory to Bidco from all appropriate Third Parties or persons with whom any member of the Wider AMS Group has entered into contractual arrangements and all such authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals deemed necessary or appropriate to carry on the business of any member of the Wider AMS Group which are material in the context of the Bidco Group or the AMS Group as a whole or for or in respect of the Acquisition including, without limitation, its implementation or financing remaining in full force and effect and all filings necessary for such purpose having been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time at which the Acquisition becomes otherwise unconditional and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

(k)

other than the regulators referred to in paragraphs 3(a) to (g) inclusive of this Appendix 1, no regulator or Third Party having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and, in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything, or having enacted, made or proposed any statute, regulation, decision, order or change to published practice (and in each case, not having withdrawn the same) and there not continuing to be outstanding any statute, regulation, decision or order which would be expected to:

(i)

require, prevent or materially delay the divestiture or materially alter the terms envisaged for any proposed divestiture by any member of the Wider Bidco Group or by any member of the Wider AMS Group of all or any material part of its businesses, assets or property or impose any limitation on the ability of all or any of them to conduct their respective businesses (or any part thereof) or to own, control or manage any of their respective assets or properties (or any part thereof);

(ii)

require, prevent or materially delay a divestiture by any member of the Wider Bidco Group of any shares or other securities (or the equivalent) in any member of the Wider AMS Group or any member of the Wider Bidco Group;

(iii)

require any member of the Wider Bidco Group or the Wider AMS Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider AMS Group or any asset owned by any Third Party (other than in connection with the implementation of the Acquisition);

(iv)

impose any material limitation on, or result in a material delay in, the ability of any member of the Wider Bidco Group directly or indirectly to acquire, hold or to exercise effectively all or any rights of ownership in respect of shares or other securities in AMS or on the ability of any member of the Wider AMS Group or any member of the Wider Bidco Group directly or indirectly to hold or exercise effectively all or any rights of ownership in respect of shares or other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider AMS Group;

(v)	otherwise adversely affect any or all of the business, assets, profits or prospects of any member of the Wider AMS Group or any member of the Wider Bidco Group;

(vi)	result in any member of the Wider AMS Group or any member of the Wider Bidco Group ceasing to be able to carry on business under any name under which it presently carries on business;

(vii)

make the Acquisition, its implementation or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, AMS by any member of the Wider Bidco Group void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise, directly or indirectly prevent or prohibit, restrict, restrain, or delay or otherwise interfere with the implementation of, or impose additional conditions or obligations with respect to, or otherwise challenge, impede, interfere or require amendment of the Acquisition or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, AMS by any member of the Wider Bidco Group;

(viii)

require any member of the Wider Bidco Group or the Wider AMS Group to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider AMS Group or the Wider Bidco Group owned by any third party;

(ix)

impose any limitation on the ability of any member of the Wider Bidco Group of any member of the Wider AMS Group to conduct, integrate or co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider Bidco Group and/or the Wider AMS Group; or

(x)	result in any member of the Wider AMS Group ceasing to be able to carry on business under any name under which it presently does so,

and all applicable waiting and other time periods (including any extensions thereof) during which any such regulator or Third Party could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any jurisdiction in respect of the Acquisition or the acquisition or proposed acquisition of any AMS Shares or otherwise intervene having expired, lapsed or been terminated;

Certain matters arising as a result of any arrangement, agreement, etc.

(l)

except as Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider AMS Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or be subject or any event or circumstance which, as a consequence of the Acquisition or the acquisition or the proposed acquisition by any member of the Wider Bidco Group of any shares or other securities (or the equivalent) in AMS or because of a change in the control or management of any member of the Wider AMS Group or otherwise, is reasonably likely to result in any of the following, in each case, to an extent which is material in the context of the Wider AMS Group taken as a whole:

(i)

any monies borrowed by, or any other indebtedness, actual or contingent, of, or any grant available to, any member of the Wider AMS Group being or becoming repayable, or capable of being declared repayable, immediately or prior to its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(ii)

the creation, save in the ordinary and usual course of business, or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the Wider AMS Group or any such mortgage, charge or other security interest (whenever created, arising or having arisen) becoming enforceable;

(iii)

any such arrangement, agreement, lease, licence, franchise, permit or other instrument being terminated or the rights, liabilities, obligations or interests of any member of the Wider AMS Group being adversely modified or adversely affected or any obligation or liability arising or any adverse action being taken or arising thereunder;

(iv)	any liability of any member of the Wider AMS Group to make any severance, termination, bonus or other payment to any of its directors, or other officers;

(v)

the rights, liabilities, obligations, interests or business of any member of the Wider AMS Group or any member of the Wider Bidco Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any member of the Wider AMS Group or any member of the Wider Bidco Group in or with any other person or body or firm or company (or any arrangement or arrangement relating to any such interests or business) being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

(vi)	any member of the Wider AMS Group ceasing to be able to carry on business under any name under which it presently carries on business;

(vii)	the value of, or the financial or trading position or prospects of, any member of the Wider AMS Group being prejudiced or adversely affected; or

(viii)

the creation or acceleration of any liability, actual or contingent by any member of the Wider AMS Group (including any material tax liability or any obligation to obtain or acquire any material authorisation, order, grant, recognition, determination, confirmation, consent, licence, clearance, permission, exemption, approval, notice, waiver, concession, agreement or exemption from any Third Party or any person) other than trade creditors or other liabilities incurred in the ordinary course of business or in connection with the Acquisition, and no event having occurred which, under any provision of any arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider AMS Group is a party or by or to which any such member or any of its assets are bound, entitled or subject, would or might result in any of the events or circumstances as are referred to in Conditions 3(l)(i) to (viii);

Certain events occurring since the Last Accounts Date

(m)	except as Disclosed, no member of the Wider AMS Group having, since the Last Accounts Date:

(i)

save as between AMS and wholly-owned subsidiaries of AMS or for AMS Shares issued under or pursuant to the exercise of options and grant or vesting of awards granted under the AMS Share Plans in the ordinary course, issued or agreed to issue, authorised or proposed the issue of additional shares of any class;

(ii)

save as between AMS and wholly-owned subsidiaries of AMS or for the grant of options and awards and other rights under the AMS Share Plans in the ordinary course, issued or agreed to issue, authorised or proposed the issue of securities convertible into shares of any class or rights, warrants or options to subscribe for, or acquire, any such shares or convertible securities;

(iii)

save for the Final Dividend, other than to another member of the Wider AMS Group, recommended, declared, paid or made any dividend or other distribution payable in cash or otherwise or made any bonus issue;

(iv)

except for transactions between AMS and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of AMS, merged or demerged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) or authorised or proposed or announced any intention to propose any merger, demerger, disposal, transfer, mortgage, charge or security interest, in each case, other than in the ordinary course of business and, in each case, to the extent which is material in the context of the Wider AMS Group taken as a whole;

(v)

other than pursuant to the Acquisition (and except for transactions between AMS and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of AMS and transactions in the ordinary and usual course of business), made or authorised or proposed or announced an intention to propose any change in its loan capital in each case, to the extent which is material in the context of the Wider AMS Group taken as a whole;

(vi)

issued, authorised or proposed the issue of, or made any change in or to, any debentures or (save for intra-AMS Group transactions), save in the ordinary course of business, incurred or increased any indebtedness or become subject to any contingent liability, in each case, to the extent which is material in the context of the Wider AMS Group taken as a whole;

(vii)

purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect to the matters mentioned in sub-paragraphs (i) or (ii) above, made any other change to any part of its share capital in each case, to the extent which is material in the context of the Wider AMS Group taken as a whole;

(viii)

issued or agreed to issue or authorised or proposed or announced its intention to authorise or propose the issue, of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of AMS Shares out of treasury (except, where relevant, as between AMS and wholly-owned subsidiaries of AMS or between the wholly-owned subsidiaries of AMS and except for the issue or transfer out of treasury of AMS Shares on the exercise of employee share options or grant or vesting of employee share awards in the ordinary course and for the grant of options and awards in the ordinary course of business under the AMS Share Plans);

(ix)

(except for transactions between AMS and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of AMS) issued, authorised or proposed or announced an intention to authorise or propose, the issue of or made any change in or to the terms of any debentures or become subject to any contingent liability or incurred or increased any indebtedness which is material in the context of the Wider AMS Group as a whole;

(x)

entered into or varied or authorised, proposed or announced its intention to enter into or vary any material contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) except in the ordinary course of business which is of a long term, unusual or onerous nature or magnitude or which is or which involves or could involve an obligation of a nature or magnitude which is likely to be materially restrictive on the business of any member of the Wider AMS Group which is material in the context of the Wider AMS Group as a whole or in the context of the Acquisition;

(xi)

entered into or varied the terms of, or made any offer (which remains open for acceptance) to enter into or vary to a material extent the terms of any contract, service agreement, commitment or arrangement with any director or, except in the case of salary increases, bonuses or variations of terms in the ordinary course, senior executive of any member of the Wider AMS Group;

(xii)

proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any employee of the Wider AMS Group which are material in the context of the Wider AMS Group taken as a whole or in the context of the Acquisition;

(xiii)

purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, except in respect of the matters mentioned in sub-paragraph (i) above, made any other change to any part of its share capital to an extent which is material in the context of the Wider AMS Group taken as a whole or in the context of the Acquisition;

(xiv)	except in the ordinary course of business, waived, compromised or settled any claim which is material in the context of the Wider AMS Group as a whole;

(xv)

terminated or varied the terms of any agreement or arrangement between any member of the Wider AMS Group and any other person in a manner which would or might reasonably be expected to have a material adverse effect on the financial position of the Wider AMS Group taken as a whole;

(xvi)	made any material alteration to its memorandum or articles of association or other incorporation documents, other than pursuant to the Special Resolution;

(xvii)	except in relation to changes made or agreed as a result of, or arising from, changes to legislation, made or agreed or consented to any material change to:

(A)	the terms of the trust deeds and rules constituting the pension scheme(s) established by any member of the Wider AMS Group for its directors, employees or their dependants;

(B)	the contributions payable to any such scheme(s) or to the benefits which accrue, or to the pensions which are payable, thereunder;

(C)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(D)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued, made, agreed or consented to,

to an extent which is in any such case material in the context of the Wider AMS Group or in the context of the Acquisition;

(xviii)

been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business which is material in the context of the Wider AMS Group taken as a whole or in the context of the Acquisition;

(xix)

(other than in respect of a member of the Wider AMS Group which is dormant and was solvent at the relevant time) taken or proposed any steps, corporate action or had any legal proceedings instituted or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution, reorganisation or for the appointment of a receiver, administrator, manager, administrative receiver, trustee or similar officer of all or any part of its assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed;

(xx)	entered into, implemented or authorised the entry into, any joint venture, asset or profit sharing arrangement, partnership or merger of business or corporate entities;

(xxi)

having taken (or agreed or proposed to take) any action which requires or would require, the consent of the Panel or the approval of AMS Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Takeover Code; or

(xxii)

entered into any agreement, arrangement, commitment or contract or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition 3(m);

No adverse change, litigation, regulatory enquiry or similar

(n)	except as Disclosed, since the Last Accounts Date, there having been:

(i)

no adverse change and no circumstance having arisen which would or might reasonably be expected to result in any adverse change in, the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider AMS Group which is material in the context of the Wider AMS Group taken as a whole or in the context of the Acquisition;

(ii)

no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced or instituted by or against or remaining outstanding against or in respect of, any member of the Wider AMS Group or to which any member of the Wider AMS Group is or may become a party (whether as claimant, defendant or otherwise) having been threatened, announced, instituted or remaining outstanding by, against or in respect of, any member of the Wider AMS Group, in each case which might reasonably be expected to have a material adverse effect on the Wider AMS Group taken as a whole or in the context of the Acquisition;

(iii)

no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider AMS Group having been threatened, announced or instituted or remaining outstanding by, against or in respect of any member of the Wider AMS Group, in each case which might reasonably be expected to have a material adverse effect on the Wider AMS Group taken as a whole or in the context of the Acquisition;

(iv)

no contingent or other liability having arisen or become apparent to Bidco or increased other than in the ordinary course of business which has or is reasonably likely to affect adversely the business, assets, financial or trading position or profits or prospects of any member of the Wider AMS Group to an extent which is material in the context of the Wider AMS Group taken as a whole; and

(v)

no steps having been taken and no omissions having been made which have resulted in or are reasonably likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider AMS Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which might reasonably be expected to have a material adverse effect on the Wider AMS Group taken as a whole or in the context of the Acquisition;

No discovery of certain matters regarding information, liabilities and environmental issues

(o)	except as Disclosed, Bidco not having discovered that:

(i)

any financial, business or other information concerning the Wider AMS Group publicly announced prior to the date of this announcement or disclosed at any time to any member of the Wider Bidco Group by or on behalf of any member of the Wider AMS Group prior to the date of this announcement is misleading, contains a material misrepresentation of any fact, or omits to state a fact necessary to make that information not misleading, in any such case to a material extent;

(ii)

any member of the Wider AMS Group or any partnership, company or other entity in which any member of the Wider AMS Group has a significant economic interest and which is not a subsidiary undertaking of AMS is, otherwise than in the ordinary course of business, subject to any liability, contingent or otherwise and which is material in the context of the Wider AMS Group taken as a whole or in the context of the Acquisition;

(iii)

any past or present member of the Wider AMS Group has not complied with all applicable legislation, regulations or other requirements of any jurisdiction or any Authorisations relating to the use, treatment, storage, carriage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous substance or any substance likely to impair the environment (including property) or harm human or animal health or otherwise relating to environmental matters or the health and safety of humans, which non-compliance would be likely to give rise to any liability including any penalty for non-compliance (whether actual or contingent) on the part of any member of the Wider AMS Group which is material in the context of the Wider AMS Group taken as a whole or in the context of the Acquisition;

(iv)

there has been a disposal, discharge, spillage, accumulation, release, leak, emission or the migration, production, supply, treatment, storage, transport or use of any waste or hazardous substance or any substance or greenhouse gas or likely to impair the environment (including any property) or harm human or animal health which (whether or not giving rise to non-compliance with any law or regulation), would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the Wider AMS Group which is material in the context of the Wider AMS Group taken as a whole or in the context of the Acquisition;

(v)

there is or is reasonably likely to be any obligation or liability (whether actual or contingent) or requirement to make good, remediate, repair, reinstate or clean up any property, asset or any controlled waters currently or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider AMS Group (or on its behalf), or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, common law, regulation, notice, circular, Authorisation or order of any Third Party in any jurisdiction or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto and which is material in the context of the Wider AMS Group taken as a whole or in the context of the Acquisition; or

(vi)

circumstances exist (whether as a result of making the Acquisition or otherwise) which would be reasonably likely to lead to any Third Party instituting (or whereby any member of the Wider AMS Group would be likely to be required to institute), an environment audit or take any steps which would in any such case be reasonably likely to result in any actual or contingent liability to improve or install new plant or equipment or to make good, repair, reinstate or clean up any property of any description or any asset now or previously owned, occupied or made use of by any past or present member of the Wider AMS Group (or on its behalf) or by any person for which a member of the Wider AMS Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest, which is material in the context of the Wider AMS Group taken as a whole or in the context of the Acquisition;

Anti-corruption, economic sanctions, criminal property and money laundering

(p)	except as Disclosed, Bidco not having discovered that:

(i)

(A) any past or present member, director, officer or employee of the Wider AMS Group is or has at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule, or regulation concerning improper payments or kickbacks or (B) any person that performs or has performed services for or on behalf of the Wider AMS Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule, or regulation concerning improper payments or kickbacks any past or present member, director, officer or employee of the Wider AMS Group, or any other person for whom any such person may be liable or responsible, is or has engaged in any conduct which would violate applicable economic sanctions or dealt with, or has engaged in any business with, made any investments in, or made any payments or assets available to or received any funds or assets from: (A) any government, entity, or individual with which UK, US or European Union persons (or persons operating in those territories) are prohibited from engaging in activities, doing business or from receiving or making available funds or economic resources, by UK, US or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control and HM Treasury & Customs; or (B) any government, entity or individual targeted by any of the economic sanctions of the United Nations, UK, United States or the European Union or any of its member states save that this shall not apply if and to the extent that it would result in a breach of any applicable law;

(ii)	any past or present member, director, officer or employee of the Wider AMS Group or any past or present company or corporate entity forming part of the Wider AMS Group:

(A)	has engaged in conduct which would violate any relevant anti-terrorism laws, rules, or regulations, including but not limited to the U.S. Anti-Terrorism Act of 1990;

(B)

has engaged in conduct which would violate any relevant anti-boycott law, rule, or regulation or any applicable export controls, including but not limited to the Export Administration Regulations administered and enforced by the U.S. Department of Commerce or the International Traffic in Arms Regulations administered and enforced by the U.S. Department of State;

(C)

has engaged in conduct which would violate any relevant laws, rules, or regulations concerning human rights, including but not limited to any law, rule, or regulation concerning false imprisonment, torture or other cruel and unusual punishment, or child labour; or

(D)

is debarred or otherwise rendered ineligible to bid for or to perform contracts for or with any government, governmental instrumentality, or international organisation or found to have violated any applicable law, rule, or regulation concerning government contracting or public procurement; or

(iii)

any past or present member, director, officer or employee of the Wider AMS Group has engaged in any transaction which would cause any member of the Wider Bidco Group to be in breach of applicable law or regulation upon completion of the Acquisition, including the economic sanctions of the United States Office of Foreign Assets Control or HM Treasury & Customs, or any other relevant government authority or with any government, entity or individual targeted by any of the economic sanctions of the United Nations, United States, United Kingdom or the European Union or any of its member states, save that this shall not apply if and to the extent that it would result in a breach of any applicable Blocking Law; or

No criminal property

(iv)

any asset of any member of the Wider AMS Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition) or proceeds of crime under any other applicable law, rule, or regulation concerning money laundering or proceeds of crime or any member of the Wider AMS Group is found to have engaged in activities constituting money laundering under any applicable law, rule, or regulation concerning money laundering.

Part B: Further terms of the Acquisition

1.	Subject to the requirements of the Panel, Bidco reserves the right, in its sole discretion, to:

(a)

waive or extend the deadline set out in paragraph 1 of Part A of this Appendix 1, and any of the deadlines set out in paragraph 2 of Part A of this Appendix 1 for the timing of the Court Meeting, the General Meeting and the Court Sanction Hearing. If such deadline is not met, Bidco shall make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition, waived the relevant deadline, or agreed with AMS (or, in a competitive situation, with the consent of the Panel) to extend the deadline in relation to the relevant Condition; and

(b)	waive, in whole or in part, all or any of the Conditions set out in Part A of Appendix 1 above, except Conditions 2.1(a), 2.2(a) and 2.3(a), which cannot be waived.

2.

Conditions set out in paragraph 3 of Part A of this Appendix 1 must each be satisfied, determined by Bidco to remain satisfied or (if capable of waiver) be waived by Bidco by no later than 11.59 p.m. on the date immediately preceding the date of the Court Sanction Hearing. Bidco shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as satisfied any of the Conditions set out in paragraph 3 of Part A of Appendix 1 that it is entitled (with the consent of the Panel and subject to the requirements of the Takeover Code) to invoke, by a date earlier than the latest date for the fulfilment or waiver of that Condition notwithstanding that the other Conditions of the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

3.

If Bidco is required by the Panel to make an offer for AMS Shares under the provisions of Rule 9 of the Takeover Code, Bidco may make such alterations to any of the above Conditions and terms of the Acquisition as are necessary to comply with the provisions of that Rule.

4.

Under Rule 13.5(a) of the Takeover Code and subject to paragraph 5 below, Bidco may only invoke a Condition so as to cause the Acquisition not to proceed, to lapse, or to be withdrawn with the consent of the Panel. The Panel shall normally only give its consent if the circumstances which give rise to the right to invoke the Condition are of material significance to Bidco in the context of the Acquisition. This shall be judged by reference to the facts of each case at the time that the relevant circumstances arise.

5.

Condition 1 and Conditions 2.1, 2.2 and 2.3 in Part A of Appendix 1 above, and, if applicable, any acceptance condition if the Acquisition is implemented by means of a Takeover Offer, are not subject to Rule 13.5(a) of the Takeover Code.

6.	Any Condition that is subject to Rule 13.5(a) of the Takeover Code may be waived by Bidco.

7.

The AMS Shares acquired under the Acquisition shall be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including, without limitation, voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid, or any other return of value (whether by reduction of share capital or share premium account or otherwise) made on or after the Effective Date.

8.

If, on or after the date of this announcement and prior to or on the Effective Date, any dividend, distribution or other return of value is declared, paid, made, or becomes payable by AMS (other than the Final Dividend), Bidco reserves the right (without prejudice to any right of Bidco, with the consent of the Panel, to invoke Condition 3(m)(iii) of Appendix 1 above) to reduce the consideration payable under the Acquisition by an amount up to the amount of any such dividend, distribution or other return of value or excess. In such circumstances, AMS Shareholders would be entitled to retain any such dividend, distribution or other return of value declared, made, or paid.

If on or after the date of this announcement, and to the extent that any such dividend, distribution or other return of value has been declared, paid, made or becomes payable by AMS on or prior to the Effective Date and Bidco exercises its rights under this paragraph 8 to reduce the consideration payable under the terms of the Acquisition, any reference in this announcement to the consideration payable under the terms of the Acquisition shall be deemed to be a reference to the consideration as so reduced.

If and to the extent that such a dividend, distribution or other return of value has been declared or announced, but not paid or made, or is not payable by reference to a record date on or prior to the Effective Date and is or shall be: (i) transferred pursuant to the Acquisition on a basis which entitles Bidco to receive the dividend, distribution or other return of value and to retain it; or (ii) cancelled, the consideration payable under the terms of the Acquisition shall not be subject to change in accordance with this paragraph 8.

Bidco shall also be entitled to reduce the consideration payable under the Acquisition in such circumstances as are, and by such amount as is, permitted by the Panel.

Any exercise by Bidco of its rights referred to in this paragraph 8 shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Acquisition.

9.

Bidco reserves the right to elect (with the consent of the Panel and subject to the terms of the Co-operation Agreement) to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued share capital of AMS not already held by the Wider Bidco Group as an alternative to the Scheme. In such event, the Takeover Offer shall be implemented on substantially the same terms and conditions, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments, including (without limitation) an acceptance condition set at 75 per cent. of the AMS Shares to which such Takeover Offer relates (or such other percentage as Bidco may, subject to the rules of the Takeover Code and with the consent of the Panel and subject to the terms of the Co-operation Agreement, decide, being in any case more than 50 per cent. of the AMS Shares to which such Takeover Offer relates). Further, if sufficient acceptances of such offer are received and/or sufficient AMS Shares are otherwise acquired, it is the intention of Bidco to apply the provisions of Chapter 3 of Part 28 of the 2006 Act to acquire compulsorily any outstanding AMS Shares to which such offer relates in respect of which the Takeover Offer has not been accepted.

10.

The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about and observe any applicable requirements. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

11.

The Acquisition is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction.

12.

The Acquisition is governed by the laws of England and Wales and is subject to the jurisdiction of the courts of England and Wales and to the Conditions and further terms set out in this announcement and to be set out in the Scheme Document. The Acquisition shall be subject to the applicable requirements of the Takeover Code, the Panel, the AIM Rules, the London Stock Exchange, the Financial Conduct Authority and the Registrar of Companies.

13.	Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

APPENDIX 2

SOURCES AND BASES OF INFORMATION

In this announcement, unless otherwise stated or the context otherwise requires, the following sources and bases of information have been used:

1.	the Latest Practicable Date is 5.30 p.m. on 23 June 2026;

2.	the value of £659 million attributed to the fully diluted issued share capital of AMS is based on 285 pence per AMS Share and a fully diluted share capital of 231,135,222 AMS Shares comprising:

(a)	220,450,275 AMS Shares in issue as at the Latest Practicable Date; and

(b)	the issue of 13,906,854 new AMS Shares to satisfy outstanding options, entitlements and awards under the AMS Share Plans (of which 3,221,907 AMS Shares held in EBT);

3.	the enterprise value multiple of 12.9x AMS’ Adjusted EBITDA for the financial year ended 31 December 2026 is based on:

(a)

an implied enterprise value calculated as the fully diluted equity value of AMS of £659 million as set out in paragraph 2 above; as well as the following items disclosed in AMS’ unaudited preliminary results announcement on 18 March 2026:

(i)	£68.5 million of debt; plus

(ii)	£13.1 million of lease liabilities; less

(iii)	£18.0 million of cash and cash equivalents; less

(iv)

£11.9 million of net proceeds from share dilution (as a result of the cash inflow from the exercise of options, entitlements and awards under the AMS Share Plans (as set out in paragraph 2(b) above)); plus

(v)	£1.3 million of non-controlling interest; plus

(vi)	£2.9 million of others (including contingent payments);

(b)	AMS Profit Forecast for Adjusted EBITDA of £55.2 million for the financial year ended 31 December 2026 (on an IFRS 16 basis);

4.

unless otherwise stated, the financial information relating to H.B. Fuller is extracted from the audited consolidated financial statements of H.B. Fuller for the relevant years, prepared in accordance with US GAAP;

5.	the bridge from the AMS Profit Forecast for Adjusted EBITDA for the financial year ended 31 December 2026 to Adjusted GAAP EBITDA is calculated on the following basis:

AMS Profit Forecast for Adjusted EBITDA (IFRS)	£55.2 million
Less: Lease Expense Adjustment	£4.6 million
Less: R&D Expense	£4.1 million
AMS Adjusted GAAP EBITDA	£46.5 million

6.

the financial information relating to AMS is extracted from the unaudited consolidated financial statements of AMS for the financial year to 31 December 2025, prepared in accordance with UK-adopted international accounting standards (IFRS) and the Companies Act 2006;

7.

unless otherwise stated, all prices for AMS Shares, including volume-weighted average prices, have been derived from Bloomberg and represent Closing Prices on the relevant date(s) and have been rounded to the nearest single decimal;

8.	the total shareholder return for AMS Shares has been derived from Bloomberg and assumes dividend reinvestment;

9.	certain figures included in this announcement have been subject to rounding adjustments; and

10.

the AMS Profit Forecast of £55.2 million is based on the following data sourced from analyst notes published before market close on 17 March 2026 (being the latest date prior to the publication and release of the FY25 Annual Report and FY25 Results Presentation).

Analyst	Date	EBITDA (£ million)

Deutsche Bank AG	17 September 2025	54.5

Panmure Liberum Limited	17 September 2025	56.3

Peel Hunt LLP	17 September 2025	55.3

RBC Europe Limited	24 December 2025	55.2

Singer Capital Markets	17 September 2025	54.9

Stifel Nicolaus	17 September 2025	55.0

Average		55.2

As per Rule 28.7(a)(ii) of the Takeover Code, estimates from Investec Bank plc (UK) (£54.8 million on 30 January 2026) and Joh. Berenberg, Gossler & Co. KG (£55.5 million on 17 September 2025) have been excluded from the consensus as they are connected advisers to AMS. No other analyst estimates have been excluded from consensus.

As per Rule 28.7(c)(i) of the Takeover Code and excluding estimates from connected advisers, the lowest Adjusted EBITDA forecast for the 12 months ending 31 December 2026 was £54.5 million (Deutsche Bank AG on 17 September 2025) and the highest Adjusted EBITDA forecast for the 12 months ending 31 December 2026 was £56.3 million (Panmure Liberum Limited on 17 September 2025). The arithmetic mean of all analysts' forecasts was £55.2 million.

APPENDIX 3

DETAILS OF IRREVOCABLE UNDERTAKINGS

1.	Directors

The following AMS Directors have given irrevocable undertakings to vote in favour of the resolutions relating to the Acquisition at the Meetings in respect of their own beneficial holdings of AMS Shares (or those AMS Shares over which they have control):

Name	Total number of AMS Shares	Percentage of existing issued share capital
Chris Meredith	523,398	0.237
Edward Johnson	168,504	0.076
Grahame Cook	48,864	0.022
Susan Searle	5,000	0.002
Total	745,766	0.338

APPENDIX 4

AMS Profit Forecast

On 18 March 2026, in its unaudited preliminary results for the year ended 31 December 2025, AMS made the following statements in relation to forecast Adjusted EBITDA for the 12 months ending 31 December 2026, with reference to current market expectations which constitute a profit forecast for the purposes of Rule 28.1(c) of the Takeover Code ("AMS Profit Forecast"):

"The Board is confident of delivering full year 2026 revenue and EBITDA in line with current market expectations and believes that AMS is well positioned to drive sustained growth and long-term value creation."

"AMS believes that current consensus market expectations for the year ended 31 December 2026 is revenue of £245.3m and Adjusted EBITDA of £55.2m"

The consensus Adjusted EBITDA for the 12 months ending 31 December 2026 was compiled from analyst notes published before market close on 17 March 2026, being the latest date prior to the release by AMS of its unaudited preliminary results announcement for the 12 months ending 31 December 2025 on 18 March 2026.

AMS Directors’ confirmation

In accordance with Rule 28.1(c)(i) of the Takeover Code, the AMS Directors confirm that the AMS Profit Forecast remains valid and that it has been properly compiled on the basis of the assumptions set out below and that the basis of accounting used is consistent with AMS’ accounting policies.

Basis of preparation and principal assumptions

The AMS Directors' assessment of AMS’ financial performance for the financial year ending 31 December 2026 in comparison to the AMS Profit Forecast is based upon internal forecasts compiled by AMS. The basis of the accounting policies used in assessing the AMS Profit Forecast is consistent with the existing accounting policies of AMS. In confirming the AMS Profit Forecast, the AMS Directors have made the following assumptions:

Factors outside the influence or control of the AMS Directors:

1.

there will be no material changes to existing prevailing macroeconomic or political conditions in the markets and regions in which the Wider AMS Group operates that would materially affect AMS as a whole;

2.	there will be no material changes to the general market or regulatory conditions or the behaviour of competitors in the markets and regions in which the Wider AMS Group operates;

3.	the inflation, interest, foreign exchange rates, and tax rates in the markets and regions in which the Wider AMS Group operates will remain materially unchanged from the prevailing rates;

4.

there will be no material adverse events that will have a significant impact on AMS' financial performance, including litigation, adverse weather events or natural catastrophes that affect key products, supply chain, key customers, distributors or markets;

5.	there will be no material adverse outcome from any ongoing or future disputes with any customer, competitor, regulator or tax authority;

6.	there will be no material adverse change to historical customer ordering patterns;

7.	no material adverse events which will have a significant impact on the operating results or financial position of AMS or any member of the Wider AMS Group; and

8.

there will be no material changes in legislation, taxation, regulatory requirements, applicable standards or the position of any regulatory bodies impacting on AMS' operations or on its accounting policies.

Factors within the influence or control of the AMS Directors:

1.	there will be no material change to the present management of AMS;

2.	there will be no material change in the operational strategy of AMS;

3.	there will be no material adverse change in AMS’ or any other member of the Wider AMS Group’s ability to maintain customer and partner relationships;

4.	there will be no material acquisitions or disposals;

5.	there will be no material strategic investments over and above those currently planned;

6.	there will be no material changes in the dividend or capital policies of AMS; and

7.	AMS' accounting policies will be consistently applied over the forecast period.

The AMS Profit Forecast of £55.2 million was based on the following data sourced from analyst notes published before market close on 17 March 2026 (being the latest date prior to the release by AMS of its unaudited preliminary results announcement for the 12 months ending 31 December 2025 on 18 March 2026).

The AMS Directors note that certain covering analysts have published updated forecasts since 17 March 2026. Based on the most recent published estimates of AMS' covering analysts (excluding connected advisers and excluding RBC Europe Limited, whose estimate is currently suspended), the current consensus Adjusted EBITDA forecast for the year ending 31 December 2026 is £55.1 million.

Accordingly, the AMS Directors do not consider current consensus Adjusted EBITDA for the year ending 31 December 2026 (being £55.1 million) to differ materially from the consensus market expectation of £55.2 million referred to in the unaudited preliminary results announcement for the 12 months ended 31 December 2025 on 18 March 2026. The AMS Directors therefore continue to believe that the AMS Profit Forecast remains valid and that Adjusted EBITDA for the year ending 31 December 2026 will be in line with current consensus market expectations.

Analyst	Date (Before Market Close on 17 March 2026)	Adjusted EBITDA (Before Market Close on 17 March 2026) (£m)	Date (Latest Published Forecast or Reconfirmation Available)	Adjusted EBITDA (Latest Published Forecast or Reconfirmation Available) (£m)

Deutsche Bank AG	17 September 2025	54.5	20 April 2026	54.9

Panmure Liberum Limited	17 September 2025	56.3	21 May 2026	55.1

Peel Hunt LLP	17 September 2025	55.3	18 March 2026	55.3

RBC Europe Limited	24 December 2025	55.2	07 May 2026	Suspended

Singer Capital Markets	17 September 2025	54.9	18 May 2026	55.3

Stifel Nicolaus	17 September 2025	55.0	21 May 2026	55.0

Average		55.2		55.1

As per Rule 28.7(a)(ii) of the Takeover Code, estimates from Investec Bank plc (UK) (£54.8 million on 30 January 2026) and Joh. Berenberg, Gossler & Co. KG (£55.5 million on 19 May 2026) have been excluded from the consensus as they are connected advisers to AMS. No other analyst estimates have been excluded from consensus.

As per Rule 28.7(c)(i) of the Takeover Code and excluding estimates from connected advisers, the lowest Adjusted EBITDA forecast for the 12 months ending 31 December 2026 is £54.9 million (Deutsche Bank AG on 20 April 2026) and the highest Adjusted EBITDA forecast for the 12 months ending 31 December 2026 is £55.3 million (Peel Hunt LLP on 18 March 2026 and Singer Capital Markets on 18 May 2026). The arithmetic mean of all analysts' forecasts is £55.1 million.

APPENDIX 5

DEFINITIONS

The following definitions apply throughout this announcement unless the context otherwise requires:

"2006 Act" means the Companies Act 2006, as amended from time to time

"Acquisition" means the proposed acquisition by Bidco of the entire issued and to be issued share capital of AMS not already owned by or on behalf of the H.B. Fuller Group by means of the Scheme or, should Bidco so elect, by means of a Takeover Offer

"Acquisition Price" means 285 pence per AMS Share

"Adjusted EBITDA" means earnings before finance costs, tax, depreciation and amortisation, as well as excluding exceptional items and the unwind of inventory fair value accounting

"Adjusted GAAP EBITDA" means Adjusted EBITDA, further adjusted to deduct depreciation of right-of-use assets and interest expense on lease liabilities recognised under IFRS 16 and treat capitalised research and development costs as an operating expense in the period incurred

"AIM" means a market of that name operated by the London Stock Exchange

"AIM Rules" means the AIM Rules for Companies, as published by the London Stock Exchange and as amended from time to time

"AMS" means Advanced Medical Solutions Group plc

"AMS Directors" means the directors of AMS as at the date of this announcement or, where the context so requires, the directors of AMS for the time being

"AMS Group" means AMS and its subsidiary undertakings and, where the context permits, each of them

"AMS Profit Forecast" has the meaning given in Appendix 4 of this announcement

"AMS Share Plans" means each of: (i) the Advanced Medical Solutions Group plc Deferred Bonus Plan 2014 ("DBP"); (ii) the Advanced Medical Solutions Group plc Long Term Incentive Plan 2014 ("LTIP"); (iii) the Advanced Medical Solutions Group plc 2009 Executive Share Option Scheme ("ESOS"); (iv) the Advanced Medical Solutions Group plc Share Option Plan 2019 ("GSOP"); (v) the Advanced Medical Solutions Group plc 2010 Company Share Option Plan ("CSOP"); (vi) the Advanced Medical Solutions Group plc 2006 Share Incentive Plan ("SIP") (previously named the 2006 Deferred Share Bonus (Approved) Plan); and (vii) the Advanced Medical Solutions Group plc 2006 Employee Share Purchase Plan ("ESPP") (previously named the Advanced Medical Solutions Group plc 2006 Deferred Share Bonus (Unapproved) Plan)

"AMS Shareholder(s)" means holders of AMS Shares

"AMS Share(s)" means the ordinary shares of 5 pence each in the capital of AMS

"associated undertaking" shall be construed in accordance with paragraph 19 of Schedule 6 to The Large and Medium sized Companies and Groups (Accounts and Reports) Regulations 2008 (SI 2008/410) but for this purpose ignoring paragraph 19(1)(b) of Schedule 6 to those regulations)

"Authorisations" means authorisations, orders, grants, recognitions, confirmations, consents, licences, clearances, certificates, permissions or approvals

"Bidco" means H.B. Fuller Medical Adhesive Technologies Inc., a wholly-owned subsidiary of H.B. Fuller Company

"Blocking Law" means (i) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union); or (ii) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996, as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018

"Business Day" means a day, not being a public holiday, Saturday or Sunday, on which clearing banks in London are open for normal business

"CAGR" means compound annual growth rate

"certificated" or "certificated form" means, in relation to a share or other security, a share or other security title to which is recorded in the relevant register of the share or other security as being held in certificated form (that is, not in CREST)

"Closing Price" means the closing middle market price of an AMS Share as at the close of business on the day to which such price relates, as derived from Bloomberg

"CMA" means the UK Competition and Markets Authority

"Combined Group" means the Wider Bidco Group and the Wider AMS Group together

"Conditions" means the conditions to the implementation of the Acquisition, as set out in Appendix I to this announcement and to be set out in the Scheme Document

"Confidentiality Agreement" means the confidentiality agreement entered into between AMS and Bidco on 10 May 2026

"Co-operation Agreement" means the co-operation agreement entered into between AMS and Bidco on the date of this announcement

"Court" means the High Court of Justice of England and Wales

"Court Meeting" means the meeting of Scheme Shareholders to be convened at the direction of the Court pursuant to Part 26 of the 2006 Act at which a resolution will be proposed to approve the Scheme (with or without amendment), including any adjournment thereof

"Court Order" means the order of the Court sanctioning the Scheme under Part 26 of the 2006 Act

"Court Sanction Hearing" means the hearing by the Court of the application to sanction the Scheme under Part 26 of the 2006 Act

"CREST" means the relevant system (as defined in the Regulations) in respect of which Euroclear is the operator (as defined in CREST)

"Daily Official List" means the daily official list of the London Stock Exchange

"Dealing Disclosure" has the same meaning as in Rule 8 of the Takeover Code

"Disclosed" means information fairly disclosed by, or on behalf of AMS: (i) to H.B. Fuller, Bidco or any of their respective affiliates, officers, employees, agents or advisers or via the virtual data room operated by or on behalf of AMS in connection with the Acquisition or in due diligence sessions with AMS Directors or employees of the Wider AMS Group or any written replies and correspondence in connection therewith; (ii) in the annual or half year report or accounts or results of the AMS Group published prior to the date of this announcement; (iii) in this announcement (or in any of the documents listed in paragraph 18 of it); (iv) in filings with the Registrar of Companies appearing on files of any member of the Wider AMS Group within the last two years; or (v) in any other announcement to a Regulatory Information Service by, or on behalf of, AMS before the publication of this announcement

"EBITDA" means earnings before interest, tax, depreciation and amortisation

"Effective" means, in the context of the Acquisition: (i) if the Acquisition is implemented by way of the Scheme, the Scheme having become effective pursuant to its terms; or (ii) if the Acquisition is implemented by way of a Takeover Offer, such Takeover Offer having been declared or having become unconditional in accordance with its terms and the requirements of the Takeover Code

"Effective Date" means the date on which the Acquisition becomes Effective in accordance with its terms

"Enterprise Act" means the Enterprise Act 2002

"Euroclear" means Euroclear UK & Ireland Limited

"Evercore" means Evercore Partners International LLP

"Excluded Shares" means (a) any AMS Shares which are registered in the name of, or beneficially owned by, H.B. Fuller or any subsidiary undertaking or nominee of H.B. Fuller or (b) which are held by AMS in treasury (within the meaning of the 2006 Act) in each case immediately prior to the Scheme Record Time

"FCA" means the Financial Conduct Authority or its successor for the time being

"FCA Handbook" means the FCA's Handbook of rules and guidance as amended from time to time

"FDI Screening Law" has the meaning given in paragraph 3(g) of Part A of Appendix 1 of this announcement

"Final Dividend" means the final dividend for the year ended 31 December 2025 of 2.01 pence per AMS Share to be paid on 26 June 2026 to AMS Shareholders

"Forms of Proxy" mean the forms of proxy in connection with each of the Court Meeting and the General Meeting, which shall accompany the Scheme Document

"FSMA" means the Financial Services and Markets Act 2000 (as amended from time to time)

"FY25 Annual Report" means the AMS Annual Report and Accounts for the financial year ended 31 December 2025 as published by AMS on 1 May 2026

"FY25 Results Presentation" means the presentation accompanying the FY25 Annual Report published by AMS on 1 May 2026

"General Meeting" means the general meeting of AMS Shareholders (including any adjournment thereof) to be convened in connection with the Scheme to consider and, if thought fit, approve the Special Resolution

"Goldman Sachs" means both Goldman Sachs International and Goldman Sachs & Co. LLC

"H.B. Fuller" means H.B. Fuller Company

"H.B. Fuller Group" means H.B. Fuller and its subsidiaries and associated undertakings and, where the context permits, each of them

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (including the rules and regulations promulgated thereunder)

"ICA" means the Austrian Investment Control Act (Investitionskontrollgesetz)

"IFRS" means international accounting standards and international financial reporting standards and interpretations thereof, approved or published by the International Accounting Standards Board and adopted by the European Union

"Investec" means Investec Bank plc

"Last Accounts Date" means 31 December 2025

"Latest Practicable Date" means 5.30 p.m. on 23 June 2026, being the latest practicable date before the date of this announcement

"London Stock Exchange" means London Stock Exchange plc or its successor

"Long-Stop Date" means 25 June 2027, or such later date as may be agreed by Bidco and AMS (with the Panel's consent and as the Court may approve (if such approval(s) are required))

"Main Market" means the main market for listed securities operated by the London Stock Exchange

"Meetings" means the Court Meeting and the General Meeting

"Offer Document" means, if the Acquisition is implemented by means of a Takeover Offer, the document to be sent to AMS Shareholders containing and setting out the terms and conditions of the Takeover Offer

"Offer Period" means the offer period (as defined by the Takeover Code) relating to AMS in connection with the possible offer from H.B. Fuller which commenced on 21 May 2026

"Opening Position Disclosure" means has the same meaning as in Rule 8 of the Takeover Code

"Panel" means the Panel on Takeovers and Mergers

"Perella Weinberg" means Perella Weinberg UK Limited

"Phase 1 Investigation" means an investigation by the CMA to determine whether to make a reference within the meaning of section 33 of the Enterprise Act

"Phase 2 CMA Reference" means the CMA making a reference to the chair of the CMA under section 33 of the Enterprise Act for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013

"PRA" means the Prudential Regulation Authority or its successor for the time being

"Registrar of Companies" means the Registrar of Companies in England and Wales

"Regulations" means the Uncertificated Securities Regulations 2001

"Regulatory Clean Team Agreement" means the regulatory clean team agreement entered into between AMS and Bidco on the date of this announcement

"Regulatory Information Service" means a regulatory information service as defined in the FCA Handbook

"Restricted Jurisdiction" means any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to AMS Shareholders in that jurisdiction

"RoW" means all jurisdictions in which the Wider AMS Group operates, other than those jurisdictions in the United States or Europe

"Scheme" means the proposed scheme of arrangement under Part 26 of the 2006 Act between AMS and the Scheme Shareholders, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by AMS and Bidco, to be set out in the Scheme Document

"Scheme Document" means the document to be sent to AMS Shareholders and persons with information rights containing, amongst other things, the details of the Acquisition, the full terms and conditions of the Scheme and notices of the Meetings (including any supplementary scheme document)

"Scheme Record Time" means the date and time to be specified as such in the Scheme Document (which is expected to be 6.00 p.m. on the Business Day immediately preceding the Effective Date) or such later time as AMS and Bidco may agree and that (if so require) the Court may allow

"Scheme Shareholders" means the holders of Scheme Shares

"Scheme Shares" means all AMS Shares: (i) in issue at the date of the Scheme Document; (ii) (if any) issued after the date of the Scheme Document but before the Voting Record Time; and (iii) (if any) issued at or after the Voting Record Time and before the Scheme Record Time (including any AMS Shares issued in that period to satisfy the exercise of options or vesting of awards pursuant to the AMS Share Plans) in respect of which the original or any subsequent holders thereof are, or shall have agreed in writing to be, bound by the Scheme, in each case remaining in issue at the Scheme Record Time, other than the Excluded Shares

"Special Resolution" means the special resolution proposed to be passed at the General Meeting in connection with, inter alia, implementation of the Scheme and certain amendments to be made to the articles of association of AMS

"subsidiary", "subsidiary undertaking" and "undertaking" shall be construed in accordance with the 2006 Act

"Takeover Code" means the City Code on Takeovers and Mergers issued by the Panel, as amended from time to time

"Takeover Offer" means, should the Acquisition be implemented by way of a takeover offer (as defined in Chapter 3 of Part 28 of the 2006 Act), the offer to be made by or on behalf of Bidco to acquire the entire issued and to be issued share capital of AMS not already held by the Wider Bidco Group and, where the context admits, any subsequent revision, variation, extension or renewal of such offer

"TAM" means total addressable market

"UK" or "United Kingdom" means United Kingdom of Great Britain and Northern Ireland

"uncertificated" or "in uncertificated form" means a share or other security title to which is recorded in the relevant register of the share or security as being held in uncertificated form in CREST, and title to which, by virtue of the Regulations, may be transferred by means of CREST

"Undisturbed Date" means 17 April 2026, the last Business Day prior to the commencement of the offer period (as defined by the Takeover Code) relating to AMS in connection with the possible offer from TA Associates (UK), LLP which commenced on 18 April 2026

"US" or "United States" means the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia and all other areas subject to its jurisdiction and any political sub-division thereof

"US Exchange Act" means the US Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder

"Voting Record Time" means the time and date to be specified in the Scheme Document by reference to which entitlement to vote on the Scheme will be determined

"Wider AMS Group" means AMS and associated undertakings and any other body corporate, partnership, joint venture or person in which AMS and such undertakings (aggregating their interests) have an interest of more than 20 per cent. of the voting or equity capital or the equivalent and

"Wider Bidco Group" means the H.B. Fuller Group and associated undertakings and any other body corporate, partnership, joint venture or person in which H.B. Fuller and such undertakings (aggregating their interests) have an interest of more than 20 per cent. of the voting or equity capital or the equivalent.

All times referred to are London time unless otherwise stated. All references to "dollars" or "$" means United States dollars, the lawful currency of the United States of America, and all references to "pounds" or "£" means pounds sterling, the lawful currency of the United Kingdom.